UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KALA PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

KALA PHARMACEUTICALS, INC.

1167 Massachusetts Avenue

Arlington, Massachusetts 02476

(781) 996-5252

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 22, 2023

Dear Stockholders:

You are cordially invited to attend the 2023 annual meeting of stockholders of Kala Pharmaceuticals, Inc., which will be a virtual meeting held via the Internet at www.virtualshareholdermeeting.com/KALA2023 on Thursday, June 22, 2023 at 11:00 a.m., Eastern Time. At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of two Class III directors, C. Daniel Myers and Howard B. Rosen, nominated by our board of directors, each to serve for a three-year term expiring at the 2026 annual meeting of stockholders and until his successor has been duly elected and qualified;
2.	The approval of an advisory vote on executive compensation;
3.	The holding of an advisory vote on the frequency of future executive compensation advisory votes;
4.	The approval of the Amended and Restated 2017 Equity Incentive Plan;
5.	The approval of an amendment to our Restated Certificate of Incorporation to change our name from “Kala Pharmaceuticals, Inc.” to “Kala Bio, Inc.”; and
6.	The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

As noted above, our annual meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person. This means you can attend the annual meeting online, vote your shares electronically during the annual meeting and submit questions online during the annual meeting by accessing www.virtualshareholdermeeting.com/KALA2023 shortly prior to the scheduled start of the meeting and entering the 16-digit control number found on the proxy card or voting instruction form. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.

Stockholders of record at the close of business on May 9, 2023 will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. A list of stockholders as of the close of business on the record date will be available for examination by our stockholders of record for any purpose germane to the meeting during the 10-day period ending on the day before the annual meeting. If you wish to view this list, please contact our Secretary at the address and phone number set forth above.

This notice of 2023 annual meeting of stockholders, the accompanying proxy statement, the accompanying proxy card and our annual report to stockholders for the fiscal year ended December 31, 2022 are being mailed to stockholders on or about May 11, 2023. We encourage all stockholders to attend the virtual annual meeting. However, whether or not you plan to attend the virtual annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions of each of your voting options described in the proxy statement. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

Morrow Sodali

509 Madison Avenue

New York, NY 10022

1-800-662-5200 (toll-free in North America)

1-203-658-9400 (outside of North America)

Email: KALA@info.morrowsodali.com

Thank you for your ongoing support and continued interest in Kala.

By Order of the Board of Directors,

Mark Iwicki

Chief Executive Officer

Arlington, Massachusetts

May 11, 2023

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 22, 2023: The proxy statement and our 2022 annual report to stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are available at www.proxyvote.com. These documents are also available to any stockholder who wishes to receive a paper copy by calling 1-800-579-1639, by emailing sendmaterial@proxyvote.com or by submitting a request over the Internet at www.proxyvote.com.

Page
INFORMATION CONCERNING SOLICITATION AND VOTING	2
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	3
Implications of Being a “Smaller Reporting Company”	9
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	10
Election of Directors	10
Class I Directors	10
Class II Director Nominees	12
Class III Directors	12
Corporate Governance Matters	13
Corporate Governance Guidelines	13
Board Leadership Structure	14
Board Determination of Independence	15
Board of Director Meetings and Attendance	16
Communicating with the Independent Directors	16
Committees of the Board of Directors	16
Audit Committee	16
Compensation Committee	17
Nominating and Corporate Governance Committee	18
Director Nomination Process	18
Criteria and Diversity	18
Stockholder Nominations	19
Bankruptcies	19
Oversight of Risk	19
Code of Business Conduct and Ethics	20
Policies and Procedures for Related Person Transactions	20
Related Person Transactions	21
EXECUTIVE AND DIRECTOR COMPENSATION	25
Executive Officers	25
Executive Compensation	26
Director Compensation	43
MATTERS TO BE VOTED ON	48
Proposal 1: Election of Directors	48
Proposal 2: Advisory Vote on Executive Compensation	49
Proposal 3: Advisory Vote on the Frequency of Future Executive Compensation Advisory Votes	50
Proposal 4: Approval of the Amended and Restated 2017 Equity Incentive Plan	51
Proposal 5: Approval of an Amendment to the Restated Certificate of Incorporation to change the Company’s name from “Kala Pharmaceuticals, Inc.” to “Kala Bio, Inc.”	67
STOCK OWNERSHIP AND REPORTING	68
Security Ownership of Certain Beneficial Owners and Management	68
OTHER MATTERS	71
Stockholder Proposals for our 2024 Annual Meeting of Stockholders	71
Stockholder Proposals Included in Proxy Statement	71
Stockholder Proposals Not Included in Proxy Statement	71
Householding of Annual Meeting Materials	71
Appendix A – Amended and Restated 2017 Equity Incentive Plan	A-1
Appendix B – Form of Certificate of Amendment	B-1

KALA PHARMACEUTICALS, INC.

1167 Massachusetts Avenue

Arlington, MA 02476

(781) 996-5252

PROXY STATEMENT

2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 22, 2023

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Kala Pharmaceuticals, Inc. for use at the annual meeting of stockholders to be held on Thursday, June 22, 2023 at 11:00 a.m., Eastern Time, and at any adjournment thereof. The 2023 annual meeting of stockholders will be a virtual meeting held via the Internet at www.virtualshareholdermeeting.com/KALA2023. There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person. As always, we encourage you to vote your shares prior to the annual meeting regardless of whether you intend to attend.

Except where the context otherwise requires, references to “Kala,” “the Company,” “we,” “us,” “our” and similar terms refer to Kala Pharmaceuticals, Inc.

This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The proxy card is a means by which you actually authorize the proxies to vote your shares in accordance with your instructions. The notice of 2023 annual meeting of stockholders, this proxy statement, the accompanying proxy card and our annual report to stockholders for the fiscal year ended December 31, 2022 are being mailed to stockholders on or about May 11, 2023.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Kala Pharmaceuticals, Inc., 1167 Massachusetts Avenue, Arlington, Massachusetts 02476 or by calling 1-800-579-1639, by emailing sendmaterial@proxyvote.com or by submitting a request over the Internet at www.proxyvote.com. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why did I receive these proxy materials?
A.	Our board of directors has made the proxy materials available to you in connection with the solicitation of proxies for use at our 2023 annual meeting of stockholders to be held virtually on Thursday, June 22, 2023 at 11:00 a.m., Eastern Time. As a holder of common stock, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission, or SEC, rules and that is designed to assist you in voting your shares.
Q.	What is the purpose of the annual meeting?
A.	At the annual meeting, stockholders will consider and vote on the following matters:
1.	The election of two Class III directors, C. Daniel Myers and Howard B. Rosen, nominated by our board of directors, each to serve for a three-year term expiring at the 2026 annual meeting of stockholders and until his successor has been duly elected and qualified (Proposal 1);
2.	The approval of an advisory vote on executive compensation (Proposal 2);
3.	The holding of an advisory vote on the frequency of future executive compensation advisory votes (Proposal 3);
4.	The approval of the Amended and Restated 2017 Equity Incentive Plan (Proposal 4);
5.	The approval of an amendment to our Restated Certificate of Incorporation to change our name from “Kala Pharmaceuticals, Inc.” to “Kala Bio, Inc.” (Proposal 5); and
6.	The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.
Q.	Why is the annual meeting a virtual, online meeting?
A.	We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our annual meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at www.proxyvote.com in advance of the meeting and will available during the online meeting at www.virtualshareholdermeeting.com/KALA2023. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
Q.	How do I virtually attend the annual meeting?
A.	We will host the annual meeting live online. The webcast of the annual meeting will start at 11:00 a.m., Eastern Time, on June 22, 2023. Online access to the webcast will open fifteen (15) minutes prior to the start of the annual meeting to allow time for you to log-in and test your device’s audio system. To be admitted to the virtual annual meeting, you will need to log-in at www.virtualshareholdermeeting.com/KALA2023 using the 16-digit control number on the proxy card or voting instruction form.

Beginning fifteen (15) minutes prior to and during the annual meeting, we will have technicians standing by and ready to assist you with any technical difficulties you may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the virtual meeting, please call the technical support team at the phone number available on www.virtualshareholdermeeting.com/KALA2023.

Q.	Who can vote at the annual meeting?
A.	To be entitled to vote, you must have been a stockholder of record at the close of business on May 9, 2023, the record date for our annual meeting. There were 2,348,687 shares of our common stock outstanding and entitled to vote at the annual meeting as of the record date.
Q.	How many votes do I have?
A.	Each share of our common stock that you own as of the record date will entitle you to one vote on each matter considered at the annual meeting.
Q.	How do I vote?
A.	If you are the “record holder” of your shares, meaning that your shares are registered in your name in the records of our transfer agent, American Stock Transfer & Trust Company, LLC, you may vote your shares during the annual meeting or by proxy prior to the annual meeting as follows:
1.	Over the Internet prior to the Annual Meeting: To vote over the Internet prior to the annual meeting, please go to the following website: www.proxyvote.com, and follow the instructions at that site for submitting your proxy electronically. If you vote over the Internet prior to the annual meeting, you do not need to complete and mail your proxy card or vote your proxy by telephone. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on June 21, 2023, the day before the annual meeting, for your proxy to be valid and your vote to count.
2.	By Telephone prior to the Annual Meeting: To vote by telephone, please call 1-800-690-6903 in the United States, and follow the instructions provided on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet. You must submit your telephonic proxy before 11:59 p.m., Eastern Time, on June 21, 2023, the day before the annual meeting, for your proxy to be valid and your vote to count.
3.	By Mail prior to the Annual Meeting: To vote by mail, you must mark, sign and date the proxy card and then mail the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote your proxy over the Internet or by telephone. The proxy card must be received not later than June 21, 2023, the day before the annual meeting, for your proxy to be valid and your vote to count. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.
4.	Over the Internet during the Annual Meeting: If you attend the annual meeting virtually, you may vote your shares online (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/KALA2023 during the annual meeting. You will need your 16-digit control number included on the proxy card. If you vote by proxy prior to the annual meeting and also virtually attend the annual meeting, there is no need to vote again at the annual meeting unless you wish to change your vote.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a bank, broker or other nominee, then you are deemed to be the beneficial owner of your shares and the broker that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

Banks, brokers and other nominees are permitted to vote shares for which they have received no voting instructions on “discretionary” matters, but they are not permitted to vote these shares on “non-discretionary” matters. A “broker non-vote” occurs when shares held by a bank, broker or other nominee are not voted with respect to a particular proposal because the bank, broker or other nominee does not have or did not exercise discretionary authority to vote on the matter and has not received voting instructions from its client.

The approval of an amendment to our Restated Certificate of Incorporation to change our name from “Kala Pharmaceuticals, Inc.” to “Kala Bio, Inc.” (Proposal 5) is considered to be a discretionary item. Accordingly, we expect that your bank, broker or other nominee may vote your shares in its discretion with respect to that matter if you do not give voting instructions on Proposal 5. If banks, brokers and other nominees exercise this discretionary authority, no broker non-votes are expected to occur in connection with Proposal 5.

However, under applicable stock exchange rules that regulate voting by registered brokerage firms, the election of our nominees to serve as Class III directors (Proposal 1), the advisory vote on executive compensation (Proposal 2), the advisory vote on the frequency of future executive compensation advisory votes (Proposal 3) and the approval of the Amended and Restated 2017 Equity Incentive Plan (Proposal 4) are considered to be non-discretionary items. Accordingly, if you do not give your bank, broker or other nominee voting instructions on Proposal 1, Proposal 2, Proposal 3 and/or Proposal 4, they may not vote your shares with respect to these matters, and we expect your shares would be counted as broker non-votes in connection with these proposals.

If your shares are held in “street name”, you will receive instructions from your bank, broker or other nominee explaining how you can attend the annual meeting online and vote your shares online during the annual meeting.

Even if you plan to attend the annual meeting online, we urge you to vote your shares by proxy in advance of the annual meeting so that if you should become unable to attend the annual meeting your shares will be voted.

Q.	Can I change my vote?
A.	If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the vote is taken at the annual meeting. To do so, you must do one of the following:
1.	Vote over the Internet or by telephone as instructed above under “Over the Internet Prior to the Annual Meeting” or “By Telephone Prior to the Annual Meeting”. Only your latest Internet or telephone vote is counted.
2.	Sign, date and return a new proxy card. Only your latest dated and timely received proxy card will be counted.
3.	Attend the annual meeting virtually and vote online as instructed above under “Over the Internet during the Annual Meeting.” Your virtual attendance at the annual meeting, without voting online during the annual meeting, will not revoke your proxy.
4.	Give our corporate secretary written notice before the annual meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote online during the annual meeting, which will have the effect of revoking any previously submitted voting instructions if you follow the procedures described under “How do I vote?” above.

Q.	How many shares must be represented to have a quorum and hold the annual meeting?
A.	The holders of one third of the voting power of the shares of our common stock issued and outstanding as of the record date must be present virtually or represented by proxy to hold the annual meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy card by mail or that are represented virtually at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present broker non-votes. If a quorum is not present, we expect to adjourn the annual meeting until we obtain a quorum.
Q.	What vote is required to approve each matter and how are votes counted?
A.	Proposal 1-Election of Class III Directors

The two nominees for director receiving the highest number of votes “for” election will be elected as Class III directors. This is called a plurality.

You may vote “for” all nominees; vote “for” one or more nominees and “withhold” your vote from the other nominees; or “withhold” your vote from all nominees. Votes that are withheld and broker non-votes will not be included in the vote tally for the election of directors and will not affect the results of the vote.

For information about what happens if a director nominee receives more “withhold” votes than “for” votes in an uncontested election, see “What happens if a director nominee receives more “WITHHOLD” votes than “FOR” votes in an uncontested election?” below.

Proposal 2-Advisory Vote on Executive Compensation

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast by holders of all shares of common stock present or represented at the meeting on Proposal 2 is required for approval of the advisory vote on executive compensation.

As described in more detail in Proposal 2, because this proposal is non-binding, our board of directors may decide that it is in our and our stockholders’ best interests to compensate our named executive officers in an amount or manner that differs from that which is approved by our stockholders.

Shares that abstain from voting and broker non-votes will not be counted as votes cast or voting on Proposal 2. Accordingly, abstentions and broker non-votes will have no effect on the voting on Proposal 2.

Proposal 3-Advisory Vote on Frequency of Future Executive Compensation Advisory Votes

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast by holders of all shares of common stock present or represented at the meeting on Proposal 3 is required for approval of one of the three frequency options (one year, two years or three years) under the advisory vote on the frequency of future executive compensation advisory votes.

With respect to Proposal 3, if none of the three frequency options receives the affirmative vote of the holders of shares of common stock representing a majority of the votes cast, we will consider the frequency option (one year, two years or three years) receiving the highest number of votes cast by stockholders to be the frequency that has been recommended by stockholders. However, as described in more detail in Proposal 3, because this proposal is non-binding, our board of directors may decide that it is in our and our stockholders’ best interests to hold future executive compensation advisory votes more or less frequently than the option approved by our stockholders.

Shares that abstain from voting and broker non-votes will not be counted as votes cast or voting on Proposal 3. Accordingly, abstentions and broker non-votes will have no effect on the voting on Proposal 3.

Proposal 4-Approval of Amended and Restated 2017 Equity Incentive Plan

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast by holders of all shares of common stock present or represented at the meeting on Proposal 4 is required for the approval of the Amended and Restated 2017 Equity Incentive Plan.

Shares that abstain from voting and broker non-votes will not be counted as votes cast or voting on Proposal 4. Accordingly, abstentions and broker non-votes will have no effect on the voting on Proposal 4.

Proposal 5-Approval of an Amendment to our Restated Certificate of Incorporation to Change our Name from “Kala Pharmaceuticals, Inc.” to “Kala Bio, Inc.”

The affirmative vote of the holders of shares of common stock representing a majority of the outstanding shares of common stock entitled to vote is required for the approval of the amendment to our Restated Certificate of Incorporation to change our name from “Kala Pharmaceuticals, Inc.” to “Kala Bio, Inc.” This means that a majority of the outstanding shares of our common stock as of the record date must vote “for” Proposal 5 for it to be approved by the stockholders.

As described in more detail in Proposal 5, in the event the stockholders do not approve Proposal 5, our board of directors reserves the right to change the name of the company to “Kala Bio, Inc.” at any time subsequent to the 2023 annual meeting of stockholders without stockholder approval pursuant to Section 242(b)(1) of the Delaware General Corporation Law, which provides that no meeting or vote of stockholders shall be required to adopt an amendment to a certificate of incorporation that effects only a corporate name change.

Shares that abstain from voting and broker non-votes (if any) will have the same effect as a vote “against” Proposal 5.

We expect that your bank, broker or other nominee may vote your shares in its discretion with respect to Proposal 5 if you do not give voting instructions on Proposal 5.

Q.	What happens if a director nominee receives more “WITHHOLD” votes than “FOR” votes in an uncontested election?
A.	Our corporate governance guidelines set forth a process that takes effect if any director nominee receives more “withhold” votes than “for” votes in an uncontested election, or a “Majority Withhold Vote”. Upon such occurrence, the affected director would be expected, promptly following certification of the stockholder vote, to offer to the board of directors to tender his or her resignation as a director for consideration by the board of directors. The board of directors will follow the following procedures in deciding whether or not to accept such director’s offer to resign, all of which procedures are to be completed within 90 days following the certification of the stockholder vote.

The nominating and corporate governance committee will evaluate the best interests of the company and its stockholders and recommend to the board of directors the action to be taken with respect to such offer to resign. Such action may include requesting and accepting the resignation; retaining such director but addressing what the nominating and corporate governance committee believes to be the underlying cause of the Majority Withhold Vote; resolving that such director will not be re-nominated for election in the future; rejecting the offer to resign; or such other action that the nominating and corporate governance committee determines to be in the best interests of our company and our stockholders. In reaching its recommendation, the nominating and corporate governance committee will consider all factors it deems relevant, including, as it deems appropriate, any stated reasons of stockholders for the Majority Withhold Vote, any alternatives for curing the underlying cause of the Majority Withhold Vote, the total number of shares voted, how such shares were voted, the number of broker non-votes, the director’s tenure, the director’s qualifications, the criteria for nomination as a director set forth in the corporate governance guidelines, the director’s past and expected future contributions to the company and the overall composition of the board of directors, including whether the director’s resignation would cause the company to fail to meet any SEC or Nasdaq requirement.

The board of directors will then decide whether to accept, reject or modify the nominating and corporate governance committee’s recommendation, considering the factors considered by the nominating and corporate governance committee and such additional factors the board of directors believes to be relevant. After the board’s determination, we will promptly publicly disclose the board’s decision regarding the action to be taken with respect to such director’s resignation, and if such resignation is rejected by the board, such disclosure will include the rationale behind the decision. If the director’s resignation is accepted, then the board of directors may fill the resulting vacancy in accordance with our by-laws or may decrease the size of our board of directors.

Our corporate governance guidelines are available on the “Investors-Corporate Governance” section of our website, which is located at www.kalarx.com.

Q.	How does the board of directors recommend that I vote on the proposals?
A.	Our board of directors recommends that you vote:

FOR the election of the two nominees to serve as Class III directors, each for a three-year term;

FOR the approval of the advisory vote on executive compensation;

FOR the approval, on an advisory basis, of holding future executive compensation advisory votes every ONE YEAR;

FOR the approval of the Amended and Restated 2017 Equity Incentive Plan; and

FOR the approval of an amendment to our Restated Certificate of Incorporation to change our name from “Kala Pharmaceuticals, Inc.” to “Kala Bio, Inc.”.

Q.	Are there other matters to be voted on at the annual meeting?
A.	We do not know of any matters that may come before the annual meeting other than the election of our Class III directors, the advisory vote on executive compensation, the advisory vote on the frequency of future executive compensation advisory votes, the approval of the Amended and Restated 2017 Equity Incentive Plan and the approval of an amendment to our Restated Certificate of Incorporation to change our name. If any other matters are properly presented at the annual meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.
Q.	Where can I find the voting results?
A.	We plan to announce preliminary voting results at the annual meeting and will report final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the date of our annual meeting.
Q.	What are the costs of soliciting these proxies?
A.	We will bear the cost of soliciting proxies. We have retained Morrow Sodali, a proxy solicitation firm, or the proxy solicitor, to solicit proxies in connection with the annual meeting at a cost of approximately $10,000 plus expenses. We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. Proxies will be solicited by the proxy solicitor by mail, telephone, e-mail and in person. Proxies may also be solicited by our directors, officers and employees by mail, telephone, e-mail, facsimile, and in person without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.
Q.	How do I submit a question at the annual meeting?
A.	If you wish to submit a question, on the day of the annual meeting, beginning at 10:45 a.m. Eastern Time on June 22, 2023, you may log into the virtual meeting platform and follow the instructions there. Our virtual meeting will be governed by our Rules of Conduct and Procedures that will be posted at www.proxyvote.com in advance of the meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants. We will answer appropriate questions that are pertinent to the matters to be voted on by the stockholders at the annual meeting. Because time is limited at the annual meeting, we may not be able to answer all questions that are submitted. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question was not otherwise answered, such matters may be raised separately after the annual meeting by contacting Investor Relations at (781) 996-5252. To promote fairness and the efficient use of our resources and to address all stockholder questions, we will limit each stockholder to two questions, which should each be succinct and should cover only one topic. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.

Implications of Being a “Smaller Reporting Company”

We are a “smaller reporting company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC has adopted rules allowing smaller reporting companies to provide scaled disclosure, and we are permitted and plan to rely on these exemptions from certain disclosure requirements for as long as we remain a smaller reporting company. We are a smaller reporting company so long as we have a public float of less than $250 million, or have annual revenues of less than $100 million and a public float less than $700 million, determined on an annual basis. Under the scaled disclosure obligations available to smaller reporting companies, we are not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation. We have taken advantage of certain reduced reporting obligations in this proxy statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Election of Directors

Our board of directors is authorized to have, and currently consists of, eight members divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class I directors (Marjan Farid, M.D., Andrew I. Koven and Gregory D. Perry), whose terms expire at the 2024 annual meeting of stockholders; two Class II directors (Mark Iwicki and Mark S. Blumenkranz, M.D.), whose terms expire at the 2025 annual meeting of stockholders; and three Class III directors (Robert Paull, C. Daniel Myers and Howard B. Rosen) whose terms expire at the 2023 annual meeting of stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

Set forth below are the names of, and certain information for, each member of our board of directors, including the nominees for election as Class III directors, as of May 1, 2023. Other than with respect to Mr. Paull who is not standing for re-election at the 2023 annual meeting of stockholders and whose term will end at the 2023 annual meeting of stockholders, the information presented includes each director’s and nominee’s principal occupation and business experience for the past five years, and the names of other public companies of which he or she has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes and skills of each director and nominee led our nominating and corporate governance committee and our board of directors to conclude that he or she should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in “Corporate Governance Matters-Director Nomination Process” that the nominating and corporate governance committee expects of each director. There are no family relationships among any of our directors, nominees for director or executive officers.

Name	Age	Position
Class I Directors
Marjan Farid, M.D.(3)	49	Director
Andrew I. Koven(2)(3)	65	Director
Gregory D. Perry (1)	62	Director

Class II Directors
Mark Iwicki	56	Chief Executive Officer and Chairman of the Board
Mark S. Blumenkranz, M.D.(2)	72	Director

Class III Director Nominees
C. Daniel Myers(2)(3)	69	Director
Howard B. Rosen(1)(2)	65	Director

Class III Director Not Standing for Re-Election
Robert Paull(1)(3)	46	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Class I Directors

Marjan Farid, M.D. has served as a member of our board of directors since October 2022. Since 2007, Dr. Farid has served as Professor of Clinical Ophthalmology, Director of Cornea, Refractive & Cataract Surgery, and Vice Chair of Ophthalmic Faculty at the Gavin Herbert Eye Institute, University of California Irvine. Her clinical practice is divided between patient care, teaching, and research. Dr. Farid’s research interests focus on corneal surgery, specifically the use of the femtosecond laser for corneal transplantation. Dr. Farid is also the founder of the Severe Ocular Surface Disease

Center at the University of California Irvine, where she performs limbal stem cell transplants, as well as artificial corneal transplantation, for the treatment of patients with severe ocular surface disease. Dr. Farid also serves as the Chair of the Corneal Clinic Committee of the American Society of Cataract and Refractive Surgery. Dr. Farid received a B.S. in Biology from the University of California - Los Angeles and M.D. from the University of California - San Diego. We believe that Dr. Farid’s experience in the ophthalmology field qualifies her to serve as a member of our board of directors.

Andrew I. Koven has served as a member of our board of directors since September 2017 and as our Lead Independent Director since December 2018. Mr. Koven was, until his retirement in January 2019, the President and Chief Business Officer of Aralez Pharmaceuticals Inc., or Aralez, a public specialty pharmaceutical company, and served in that role with the company’s predecessor, Pozen Inc., or Pozen, commencing in June 2015. Prior to joining Pozen, Mr. Koven served as Executive Vice President, Chief Administrative Officer and General Counsel of Auxilium Pharmaceuticals Inc., a public specialty biopharmaceutical company, from February 2012 until January 2015, when it was acquired by Endo International plc. Mr. Koven served as President and Chief Administrative Officer and a member of the board of directors of Neurologix, Inc., a company focused on the development of multiple innovative gene therapy development programs, from September 2011 to November 2011. Before Neurologix, Mr. Koven served as Executive Vice President and Chief Administrative and Legal Officer of Inspire Pharmaceuticals, Inc., a public specialty pharmaceutical company, from July 2010 until May 2011 when it was acquired by Merck & Co., Inc. Previously, Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Sepracor Inc. (now Sunovion Pharmaceuticals, Inc., or Sunovion), a public specialty pharmaceutical company, from March 2007 until February 2010 when it was acquired by Dainippon Sumitomo Pharma Co., Ltd. Prior to joining Sepracor Inc., Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Kos Pharmaceuticals, Inc., a public specialty pharmaceutical company, from August 2003 until its acquisition by Abbott Laboratories (now AbbVie) in December 2006. Mr. Koven began his career in the pharmaceutical industry first as an Assistant General Counsel and then as Associate General Counsel at Warner-Lambert Company from 1993 to 2000, followed by his role as Senior Vice President and General Counsel at Lavipharm Corporation from 2000 to 2003. Mr. Koven also currently serves on the board of NeuroBo Pharmaceuticals, Inc., a publicly-traded company, and has served as its chairperson since January 2022. From 1986 to 1992 he was a corporate associate at Cahill, Gordon & Reindel in New York. From 1992 to 1993 he served as Counsel, Corporate and Investment Division, at The Equitable Life Assurance Society of the U.S. Mr. Koven holds a Master of Laws (LL.M.) Degree from Columbia University School of Law and a Bachelor of Laws (LL.B.) Degree and Bachelor of Arts Degree in Political Science from Dalhousie University. We believe that Mr. Koven’s extensive experience in the pharmaceutical industry qualifies him to serve as a member of our board of directors.

Gregory D. Perry has served as a member of our board of directors since February 2018. Mr. Perry served as Chief Financial Officer for Finch Therapeutics Group, Inc., a public therapeutics company focused on the microbiome, from June 2018 to April 30, 2022. Previously, he served as Chief Financial and Administrative Officer of Novelion Therapeutics Inc., or Novelion, a public biopharmaceutical company, from November 2016 to December 2017. Prior to this, Mr. Perry was Chief Financial Officer of Aegerion Pharmaceuticals, Inc., a public biopharmaceutical company, from July 2015 until its merger with Novelion in November 2016. Prior to that, he served as Chief Financial and Business Officer of Eleven Biotherapeutics, Inc., a public company, from January 2014 to June 2015. Before joining Eleven Biotherapeutics, Mr. Perry served as the Interim Chief Financial Officer of InVivo Therapeutics, a public biotechnology company, from September 2013 to December 2013, and prior to that he served as the Senior Vice President and Chief Financial Officer of ImmunoGen, Inc., a public biotechnology company, from 2009 until he was promoted in 2011 to Executive Vice President and Chief Financial Officer, a role he held until 2013. Before that, he was the Chief Financial Officer of Elixir Pharmaceuticals. Mr. Perry previously was Senior Vice President and Chief Financial Officer of Transkaryotic Therapies. He has also held various financial leadership roles within PerkinElmer Inc., Domantis Ltd., Honeywell and General Electric. Since May 2016, Mr. Perry has served on the board of directors of Merus N.V., a public clinical-stage immuno-oncology company, including as Chair of its Audit Committee. From December 2011 to February 2016, Mr. Perry served on the board of directors of Ocata Therapeutics, a public biotechnology company, including as Chair of its Audit Committee and a member of its Compensation Committee, until it was acquired by Astellas Pharma Inc. Mr. Perry received a B.A. in Economics and Political Science from Amherst College. We believe that Mr. Perry’s experience in the biopharmaceutical industry, including his specific experience in financial leadership roles in biopharmaceutical companies, qualifies him to serve as a member of our board of directors.

Class II Directors

Mark Iwicki has served as our Chief Executive Officer and Chairman of our board of directors since September 2015. Mr. Iwicki previously served as our President from August 2017 to December 2021 and as Executive Chairman of our board of directors from April 2015 to September 2015. Prior to joining us, Mr. Iwicki served as President and Chief Executive Officer of Civitas Therapeutics, Inc., or Civitas, a biopharmaceutical company, from January 2014 to November 2014. Prior to Civitas, Mr. Iwicki served as President and Chief Executive Officer at Blend Therapeutics, Inc., or Blend, a biopharmaceutical company, from December 2012 to January 2014. Prior to Blend, Mr. Iwicki was President and Chief Executive Officer of Sunovion, a pharmaceutical company. Mr. Iwicki was at Sepracor Inc./Sunovion from October 2007 to June 2012. Prior to joining Sepracor Inc., Mr. Iwicki was Vice President and Business Unit Head at Novartis Pharmaceuticals Corporation, a biopharmaceutical company. He was at Novartis from March 1998 to October 2007. Prior to that, Mr. Iwicki held management positions at Astra Merck Inc. and Merck & Co., Inc. In addition to serving on our board of directors, Mr. Iwicki also currently serves on the boards of Aerovate Therapeutics, Inc., Merus N.V., Akero Therapeutics, Inc. and Third Harmonic Bio, Inc. and formerly served on the board of Aimmune Therapeutics, Inc. and Pulmatrix Inc., all publicly-traded companies. Mr. Iwicki holds a B.S. in Business Administration from Ball State University and an M.B.A. from Loyola University. We believe that Mr. Iwicki’s extensive experience as a pharmaceutical industry leader managing all stages of drug development and commercialization in multiple therapeutic areas qualifies him to serve as a member of our board of directors.

Mark S. Blumenkranz, M.D., MMS, has served as a member of our board of directors since November 2021. Dr. Blumenkranz has served as the HJ Smead Professor Emeritus in the Department of Ophthalmology at Stanford University since March 2019, the Co-Director of its Ophthalmic Innovation Program since 2016, and he previously served as Department Chair from 1997 until 2015. Dr. Blumenkranz played a leading role in the planning, fundraising and construction of the Byers Eye Institute at Stanford University and served as its Director from its opening in September 2010 through June 2015. Dr. Blumenkranz previously served on the board of directors of Oculex Pharmaceuticals, Inc., which was acquired by Allergan, Inc. in 2003, Macusight, an ophthalmic pharmaceutical company, acquired by Santen in 2010, Peak Surgical, Inc., an innovator in pulsed plasma mediated electro-surgery that was acquired by Medtronic, Inc. in 2011, and OptiMedica Corp. which was acquired by Abbott Medical Optics in 2013. In 2006, he co-founded Adverum Biotechnologies, Inc., and served as chairman of its board of directors through 2016. In 2011, he co-founded Oculeve, Inc., and served on its board directors through its acquisition by Allergan in August 2015. He was a founder and served on the board of directors of Verana Health, Inc., a digital medicine and health analytics company, from 2009 until 2020. He was the founding Chairman of Kedalion Therapeutics, an ophthalmic drug delivery company and served as its chief executive officer from September 2019 until June 2022, when it was acquired by Novartis AG. He also served on the board of directors of One Medical from 2019 until its acquisition by Amazon in February 2023. He currently serves as director at BVI Visitec, a global ophthalmic surgical company, and Iveric Bio, Inc., a publicly traded ophthalmic biopharmaceutical company. Since October 2015, Dr. Blumenkranz has served as Managing Partner of Lagunita Biosciences LLC, an early-stage medical investment company, that is our current 5% beneficial stockholder. Since May 2015, Mr. Blumenkranz has also served as the Managing Partner of Garland Investments, Inc. Dr. Blumenkranz holds an A.B. in Biology, Master’s Degree in Biochemical Pharmacology, and M.D. from Brown University. He completed his internship and ophthalmic residency at Stanford and subsequently the Executive Program at Stanford’s Graduate School of Business. We believe that Dr. Blumenkranz’s experience in the ophthalmology field qualifies him to serve as a member of our board of directors.

Class III Director Nominees

C. Daniel Myers has served as a member of our board of directors since October 2021. Mr. Myers served as the Chief Executive Officer of MediPrint Ophthalmics, Inc. (formerly Leo Lens Pharma), a private eye-care company, from April 2020 to April 2022. Previously, Mr. Myers co-founded Alimera Sciences, Inc., or Alimera, a publicly traded pharmaceutical company, and served as its Chief Executive Officer from 2003 until January 2019. Before co-founding Alimera, Mr. Myers was an initial employee of Novartis Ophthalmics (formerly CIBA Vision Ophthalmics), a pharmaceutical company, and served as its Vice President of sales and marketing from 1991 to 1997 and as President from 1997 to 2003. Mr. Myers has served as a director of Alimera since 2003 and has served as chairman of its board of directors since January 2019. In addition, Mr. Myers served on the board of directors of Ocular Therapeutix, Inc., a publicly traded biopharmaceutical company, from 2009 to 2012. Mr. Myers holds a B.S. in Industrial Management from the Georgia Institute of Technology. We believe that Mr. Myers’ experience in the biopharmaceutical industry, including his specific experience with ophthalmology pharmaceutical companies, qualifies him to serve as a member of our board of directors.

Howard B. Rosen has served as a member of our board of directors since January 2014. Since 2008, Mr. Rosen has served as a consultant to several companies in the biotechnology industry. He has served at Stanford University as an adjunct professor in Chemical Engineering since 2021 and as a lecturer in Management since 2011, and he previously served as a lecturer in Chemical Engineering from 2009 until 2021. Mr. Rosen served as Chief Executive Officer of AcelRx Pharmaceuticals, Inc., or AcelRx, a public specialty pharmaceutical company developing products for pain relief, from April 2016 to March 2017, and Interim Chief Executive Officer from April 2015 to March 2016. Mr. Rosen also served as Interim President and Chief Executive Officer of Pearl Therapeutics, Inc. from June 2010 to March 2011. From 2004 to 2008, Mr. Rosen was Vice President of Commercial Strategy at Gilead Sciences, Inc., a biopharmaceutical company. From 2003 until 2004, Mr. Rosen was President of ALZA Corporation, a pharmaceutical and medical systems company that merged in 2001 with Johnson & Johnson, a global healthcare company. Prior to that, from 1994 until 2003, Mr. Rosen held various positions at ALZA Corporation. Mr. Rosen is a member of the board of directors of AcelRx and also served on the board of directors of Alcobra, Ltd., a public pharmaceutical company, until November 2017. Mr. Rosen is also currently a member of the board of directors of private companies, including Firecycte Therapeutics, Inc., Hammerton, Inc., Hopewell Therapeutics, Inc. and Entrega, Inc., and was a member of the board of directors of Metera Pharmaceuticals, Inc. from 2018 to 2020 and Aria Pharmaceuticals, Inc. from 2020 to 2023. Mr. Rosen holds a B.S. in Chemical Engineering from Stanford University, an M.S. in Chemical Engineering from the Massachusetts Institute of Technology and an M.B.A. from the Stanford Graduate School of Business where he was an Arjay Miller Scholar and a Henry Ford II Scholar. We believe that Mr. Rosen’s experience in the biopharmaceutical industry, including his specific experience with the development and commercialization of pharmaceutical products, qualifies him to serve as a member of our board of directors.

Corporate Governance Matters

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our board of directors has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the “Investors-Corporate Governance” section of our website, which is located at www.kalarx.com. Alternatively, you can request a copy of any of these documents by writing us at Kala Pharmaceuticals, Inc., 1167 Massachusetts Avenue, Arlington, Massachusetts 02476, Attention: General Counsel.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of our board of directors’ business, provide that, among other things:

●	the principal responsibility of our board of directors is to oversee our management;
●	a majority of the members of the board of directors must be independent directors, unless otherwise permitted by Nasdaq rules;
●	the independent directors meet at least twice a year in executive session;
●	directors have full and free access to management and, as necessary and appropriate, independent advisors;
●	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
●	our nominating and corporate governance committee will oversee an annual self-evaluation of our board of directors to determine whether our board and its committees are functioning effectively.

Board Leadership Structure

Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the board of directors’ leadership structure, including whether the offices of Chief Executive Officer and Chairman of the board of directors should be separate, whether we should have a Lead Independent Director, and why the board of directors’ leadership structure is appropriate given the specific characteristics or circumstances of our company. Our corporate governance guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time.

Mr. Iwicki serves as Chairman of our board and as our Chief Executive Officer. Our board believes that combining the Chairman and Chief Executive Officer positions fosters clear accountability, effective decision-making and alignment of corporate strategy and is the appropriate leadership structure for us at this time. Our board believes that Mr. Iwicki’s combined role of Chairman and Chief Executive Officer promotes effective execution of strategic goals and facilitates information flow between management and our board. Mr. Koven has served as our Lead Independent Director since December 2018. As our Lead Independent Director, Mr. Koven’s responsibilities include the following, among others:

●	chairing any meeting of the independent directors of our board in executive session;
●	meeting with any director who is not adequately performing his or her duties as a member of our board or any committee;
●	facilitating communications between other members of our board and our Chairman and Chief Executive Officer;
●	monitoring, with the assistance of our general counsel or our Chief Financial Officer, communications from stockholders and other interested parties and providing copies or summaries to the other directors as he considers appropriate;
●	working with our Chairman and Chief Executive Officer in the preparation of the agenda for each board meeting and in determining the need for special meetings of the board; and
●	otherwise consulting with our Chairman and Chief Executive Officer on matters relating to corporate governance and board performance.

We believe this structure represents an appropriate allocation of roles and responsibilities for our company at this time. Our nominating and corporate governance committee evaluates our board leadership structure from time to time and may recommend further alterations of this structure in the future.

Board Diversity

In accordance with Nasdaq’s Board Diversity Rule, we have elected to include our board diversity matrix in this proxy statement as set forth below:

Board Diversity Matrix (As of May 11, 2023)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Board Determination of Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In May 2023, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each then-sitting director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors determined that each of our directors, with the exception of Mark Iwicki, is an “independent director” as defined under applicable Nasdaq rules. In April 2022, our board of directors also previously determined that Gregory Grunberg, a former director who did not stand for re-election at our 2022 annual meeting of stockholders, was an “independent director” as defined under applicable Nasdaq rules. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Iwicki is not an independent director under these rules because he is our Chief Executive Officer.

Board of Director Meetings and Attendance

Our board of directors held 19 meetings during the year ended December 31, 2022, or fiscal 2022. During fiscal 2022, each of the directors then in office attended at least 75% of the aggregate of the number of board of director meetings and the number of meetings held by all committees of the board of directors on which such director then served.

Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. Each then-serving member of the board of directors, other than Gregory Grunberg, who did not stand for re-election at the 2022 annual meeting of stockholders, attended the 2022 annual meeting of stockholders.

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Lead Independent Director, subject to advice and assistance from the company’s general counsel or an individual performing a similar function, if any, or the company’s chief financial officer, or an individual performing a similar function, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Lead Independent Director, or chairman of the nominating and corporate governance committee, as applicable, considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our board of directors should address such communications to Andrew I. Koven, Lead Independent Director, c/o Kala Pharmaceuticals, Inc., 1167 Massachusetts Avenue, Arlington, Massachusetts 02476.

Committees of the Board of Directors

We have established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees operates under a charter that has been approved by our board of directors. A copy of each committee’s charter can be found under the “Investors-Corporate Governance” section of our website, which is located at www.kalarx.com.

Audit Committee

The members of our audit committee are Mr. Paull, Mr. Perry and Mr. Rosen. Mr. Perry is the chair of the audit committee. Dr. Grunberg served on our audit committee during 2022 until he did not stand for re-election to our board of directors at our 2022 annual meeting of stockholders. Our audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
●	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
●	overseeing our internal audit function;
●	overseeing our risk assessment and risk management policies;
●	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
●	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
●	reviewing and approving or ratifying any related person transactions; and
●	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee. In 2020, the audit committee delegated to its chair authority to pre-approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. By the terms of the delegated authority, the chair must report on any such approval of services pursuant to such authority at the first regularly scheduled meeting of the audit committee following such approval.

Our board of directors has determined that Mr. Perry is an “audit committee financial expert” as defined in applicable SEC rules. We believe that each member of our audit committee possesses the financial sophistication required for audit committee members under Nasdaq rules and that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. The audit committee held four meetings during fiscal 2022.

Compensation Committee

The members of our compensation committee are Dr. Blumenkranz, Mr. Myers, Mr. Koven and Mr. Rosen. Mr. Koven is the chair of the compensation committee. Dr. Blumenkranz was appointed to our compensation committee in March 2022. Our compensation committee’s responsibilities include:

●	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our Chief Executive Officer and our other executive officers;
●	overseeing an evaluation of our senior executives;
●	overseeing and administering our cash and equity incentive plans;
●	reviewing and making recommendations to our board of directors with respect to director compensation;
●	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and
●	preparing the compensation committee report if and to the extent then required by SEC rules.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. The compensation committee held four meetings during fiscal 2022.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Dr. Farid, Mr. Paull, Mr. Myers, and Mr. Koven. Mr. Paull is the chair of the nominating and corporate governance committee. Dr. Farid was appointed to our nominating and corporate governance committee in October 2022. Our nominating and corporate governance committee’s responsibilities include:

●	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
●	reviewing and making recommendations to our board with respect to our board leadership structure;
●	reviewing and making recommendations to our board with respect to management succession planning;
●	developing and recommending to our board of directors corporate governance principles; and
●	overseeing an annual evaluation of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. The nominating and corporate governance committee held five meetings during fiscal 2022.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and our board of directors.

Criteria and Diversity

In considering whether to recommend to our board of directors any particular candidate for inclusion in our board of directors’ slate of recommended director nominees, including candidates recommended by stockholders, the nominating and corporate governance committee of our board of directors applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, the ability to act in the interests of all stockholders and lack of conflicts of interest.

The director biographies on pages 10 to 13 of this proxy statement indicate each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our board of directors to conclude that he or she should continue to serve as a director. Our nominating and corporate governance committee and our board of directors believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our board of directors as a whole.

Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the nominating and corporate governance committee also takes into consideration the diversity (for example, with respect to gender, race and national origin) of our board members. While the nominating and corporate governance committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors, the committee deems diversity an important criteria to consider in evaluating future nominees and directors.

Stockholder Nominations

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, to Kala Pharmaceuticals, Inc., Attention: Nominating and Corporate Governance Committee, 1167 Massachusetts Avenue, Arlington, Massachusetts 02476. Assuming that appropriate biographical and background material has been provided on or before the dates set forth in this proxy statement under the heading “Other Matters - Stockholder Proposals for our 2024 Annual Meeting of Stockholders”, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures set forth under “Other Matters-Stockholder Proposals for our 2024 Annual Meeting of Stockholders.”

Bankruptcies

From February 2016 to March 2018, Eric L. Trachtenberg, our General Counsel and Chief Compliance Officer, served as General Counsel, Chief Compliance Officer and Corporate Secretary of Aralez. Prior to that, Mr. Trachtenberg served in similar capacities for Pozen, Aralez’s predecessor, from June 2015 to February 2016. In addition, Mr. Koven was, until his retirement on January 30, 2019, the President and Chief Business Officer of Aralez and served in that role with the company’s predecessor, Pozen, commencing on June 1, 2015. On August 10, 2018, Aralez and its affiliates each filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.

Oversight of Risk

Our board of directors oversees our risk management processes directly and through its committees. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Our management is responsible for risk management on a day-to-day basis. The role of our board of directors and its committees is to oversee the risk management activities of management. Our board of directors fulfills this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board of directors oversees risk management activities relating to business strategy, acquisitions and divestitures, capital allocation, organizational structure and certain operational risks. Our audit committee oversees risk management activities related to financial controls and legal and compliance risks. Oversight by our audit committee includes direct communication with our independent registered public accounting firm. Our compensation committee oversees risk management activities relating to our compensation policies and practices and assesses whether any of our compensation policies or practices has the potential to encourage excess risk-taking. Oversight by the compensation committee includes direct communication with our independent compensation consultants. Our nominating and corporate governance committee oversees risk management activities relating to the composition of our board of directors and committees and management succession planning.

Each committee reports to the full board of directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board of directors discuss particular risks. In addition, members of our senior management team regularly attend our board meetings and are available to address any questions or concerns raised by the board on major risk exposures, the potential impact of such risks, risk management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of the code is available on the “Investors-Corporate Governance” section of our website, which is located at www.kalarx.com. Our board of directors is responsible for overseeing the code of business conduct and ethics and must approve any waivers of the code for directors, officers and employees. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel or, if none, to our chief financial officer, or individual performing a similar function. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

●	the related person’s interest in the related person transaction;
●	the approximate dollar value of the amount involved in the related person transaction;
●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
●	whether the transaction was undertaken in the ordinary course of our business;
●	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
●	the purpose of, and the potential benefits to us of, the transaction; and
●	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

●	interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and
●	a transaction that is specifically contemplated by provisions of our certificate of incorporation or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

With respect to related person transactions, it is the practice of our board of directors to consider the nature of and business reasons for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests.

Related Person Transactions

In addition to the compensation arrangements with directors and executive officers described elsewhere in this proxy statement, since January 1, 2021, we have engaged in the following transactions with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates of our directors, executive officers and holders of more than 5% of our voting securities. These transactions were approved in accordance with our Related Person Transaction Policy to the extent required, and we believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Private Placement

On November 28, 2022, we entered into a securities purchase agreement with 667, L.P. and Bakers Brothers Life Sciences, L.P., or the Purchasers, pursuant to which we agreed to issue and sell, in a private placement priced at-the-market under Nasdaq rules, shares of our common stock and shares of our Series E Convertible Non-Redeemable Preferred Stock, or Series E Preferred Stock, in two tranches for aggregate gross proceeds of up to $31.0 million, which we refer to collectively as the Private Placement. At the first closing of the Private Placement on December 1, 2022, we issued and sold to the Purchasers (i) 76,813 shares of common stock, at a price per share equal to $5.75 and (ii) 9,666 shares of Series E Preferred Stock, at a price per share equal to $575.00, for aggregate gross proceeds of approximately $6.0 million. On December 27, 2022, following the certification by our Chief Executive Officer that the U.S. Food and Drug Administration accepted our investigational new drug application for KPI-012, we issued and sold to the Purchasers at a second closing of the Private Placement a total of 43,478 shares of Series E Preferred Stock, at a price per share equal to $575.00, for aggregate gross proceeds of approximately $25.0 million.

The Purchasers have certain participation rights. If at any time during the four-year period following the date of the first tranche closing, or the Participation Period, we propose to offer and sell new equity securities in an offering that is conducted pursuant to an exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, or in an offering that is registered under the Securities Act that is not conducted as a firm-commitment underwritten offering, then, subject to compliance with securities laws and regulations, we have agreed to offer each Purchaser the right to purchase its pro rata share of the total amount of the new equity securities, subject to certain conditions and limitations. In addition, if during the Participation Period, we propose to offer and sell new equity securities in a firm-commitment underwritten offering registered under the Securities Act, then subject to compliance with securities laws and regulations, we have agreed to use our commercially reasonable efforts to cause the managing underwriters of such offering to contact the Purchasers about potentially participating in such offering and to provide to each Purchaser the opportunity to purchase its pro rata share of such new equity securities, subject to certain conditions and limitations. The participation rights will terminate if the Purchasers are offered the opportunity to participate in an offering pursuant to the participation rights and do not purchase at least 50% of their aggregate pro rata share of the new equity securities offered for sale in such offering.

The Purchasers also have the right to have up to two non-voting observers attend and participate in all Board and committee meetings and, subject to the Purchasers owning directly specified minimum amounts of our common stock, the right to have the Board nominate and recommend for election by the stockholders up to three Purchaser designees to the Board (one designee at 9.9%, two designees at 15.0% and three designees at 25.0%) designated by the Purchasers, provided that at such time as the Purchasers have designated three Board designees, at least one such designee must qualify as an “independent” director under Nasdaq rules and be acceptable to the members of the Board who are not Purchaser designees.

The Purchasers’ participation rights, observer rights and Board designation rights also will terminate at such time as the Purchasers and their affiliates cease to own, in the aggregate, specified minimum amounts of the shares purchased in the Private Placement.

We also agreed that we will not without the prior approval of the requisite Purchasers (i) issue or authorize the issuance of any equity security that is senior or pari passu to the Series E Preferred Stock with respect to liquidation preference, (ii) incur any additional indebtedness for borrowed money in excess of $1,000,000, in the aggregate, outside the ordinary course of business, subject to specified exceptions, including the refinancing of our existing indebtedness or (iii) pay or declare any dividend or make any distribution on, any shares of our capital stock, subject to specified exceptions.

Combangio Acquisition

On November 15, 2021, we and our newly formed, direct wholly owned subsidiary, Ceres Merger Sub, Inc., or the Merger Subsidiary, entered into an Agreement and Plan of Merger, or the Merger Agreement, with Combangio and Fortis Advisors LLC, solely in its capacity as Combangio Equityholder Representative in connection with the Merger Agreement, pursuant to which on November 15, 2021, the Merger Subsidiary merged with and into Combangio with Combangio surviving such merger and becoming a direct wholly owned subsidiary of ours, or the Combangio Acquisition. In connection with the closing of the Combangio Acquisition, we made an upfront payment of an aggregate of $5.0 million in cash to former Combangio equityholders, subject to customary adjustments, and agreed to issue an aggregate of 155,664 shares of our common stock to the Combangio equityholders with an aggregate value of approximately $16.1 million, consisting of (i) an aggregate of 136,314 shares of common stock which were issued on January 3, 2022, or the Initial Shares, and (ii) an aggregate of 19,350 shares of common stock that were held back as partial security for the satisfaction of indemnification obligations and other payment obligations of the former Combangio equityholders and that were issued on March 10, 2023, or the Holdback Shares. The Combangio equityholders included Dr. Blumenkranz, Mr. Kharabi, Lagunita Biosciences, LLC, of which Dr. Blumenkranz is a managing member and Mr. Kharabi is the Chief Operating Officer, and Garland Investments, L.P., of which Dr. Blumenkranz is a managing member.

In connection with the closing of the Combangio Acquisition, we appointed Dr. Blumenkranz, a then-member of the board of directors of Combangio, to our board of directors, and we appointed Mr. Kharabi, the then-President and Chief Executive Officer of Combangio, as our Chief Business Officer.

The following table sets forth the consideration paid by us to Dr. Blumenkranz, Mr. Kharabi, Lagunita Biosciences, LLC and Garland Investments, L.P. pursuant to the Merger Agreement.

	Cash	Initial Shares		Holdback Shares
	Consideration	Issued on		Issued on
Name	at Closing	January 3, 2022		March 10, 2023
Mark S. Blumenkranz	$29,675	2,783	(1)	371	(1)
Darius Kharabi	$437,703	4,620	(2)	1,285	(2)
Lagunita Biosciences, LLC (3)	$967,638	90,721	(4)	12,099	(4)
Garland Investments, L.P.	$7,329	688	(5)	91	(5)

(1)	In exchange for 2,618,875 shares of Combangio’s common stock.
(2)	In exchange for 323,415 shares of Combangio’s common stock and for an option to purchase 8,754,216 shares of Combangio’s common stock.
(3)	Upon the issuance of the Initial Shares, Lagunita Biosciences, LLC became a holder of more than 5% of our outstanding voting securities.
(4)	In exchange for 85,395,439 shares of Combangio’s common stock.
(5)	In exchange for 646,830 shares of Combangio’s common stock.

In addition to the foregoing consideration, former equityholders of Combangio are entitled to receive from us contingent consideration in the form of cash and additional shares of our common stock upon the achievement of various milestones. As a result of the dosing of the first patient in our CHASE Phase 2b clinical trial of KPI-012 for the treatment of persistent corneal epithelial defect in the United States in February 2023, or the Dosing Milestone, we paid to the former Combangio equityholders on March 10, 2023 an aggregate of $2.5 million in cash and $2.4 million in shares of our common stock (representing an aggregate of 105,038 shares of our common stock). The remaining amount of $0.1 million in cash will be paid to the former Combangio equityholders in January 2024.

The following table sets forth the consideration as result of the achievement of the Dosing Milestone paid and payable by us to Dr. Blumenkranz, Mr. Kharabi, Lagunita Biosciences, LLC and Garland Investments, L.P. pursuant to the Merger Agreement.

	Cash Consideration	Dosing Milestone	Cash Consideration
	Paid in	Shares Issued in	Payable in
Name	March 2023	March 2023	January 2024
Mark S. Blumenkranz	$44,529	2,013	$2,607
Darius Kharabi	$154,347	6,977	$9,035
Lagunita Biosciences, LLC	$1,451,980	65,634	$84,998
Garland Investments, L.P.	$10,998	497	$644

Following payment of the Dosing Milestone, any contingent consideration payable under the Merger Agreement in the future will be paid only in cash.

Registration Rights

We are a party to a registration rights agreement, as amended, with Mr. Iwicki. This registration rights agreement, as amended, provides Mr. Iwicki the right, subject to certain conditions, beginning after January 16, 2018, to request that his shares be covered by a registration statement that we are otherwise filing.

We are a party to a registration rights agreement with the Purchasers in our Private Placement, who are beneficial owners of more than 5% of our common stock. This registration rights agreement provides the Purchasers with certain resale registration rights with respect to the 76,813 shares of common stock issued in the Private Placement, the 5,314,400 shares of common stock issuable upon conversion of the Series E Preferred Stock issued in the Private Placement and any other shares of our common stock held by the Purchasers. On March 3, 2023, we filed a registration statement on Form S-3 relating to the resale of such shares. The registration statement was declared effective on March 14, 2023.

Indemnification Agreements

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with all of our directors and officers.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

Certain information regarding our executive officers as of May 1, 2023 is set forth below.

Name	Age	Position
Mark Iwicki	56	Chief Executive Officer and Chairman of the Board
Todd Bazemore	52	President and Chief Operating Officer
Kim Brazzell, Ph.D.	70	Head of Research and Development and Chief Medical Officer
Darius Kharabi	44	Chief Business Officer
Mary Reumuth, C.P.A.	48	Chief Financial Officer and Treasurer
Eric L. Trachtenberg	50	General Counsel, Chief Compliance Officer and Corporate Secretary

Mark Iwicki is our Chief Executive Officer and Chairman of our Board of Directors. Please see “Board of Directors and Corporate Governance – Election of Directors” above for biographical information regarding Mr. Iwicki.

Todd Bazemore has served as our President since December 2021 and as our Chief Operating Officer since November 2017. Previously, he served as Executive Vice President and Chief Operating Officer of Santhera Pharmaceuticals (USA) Inc., or Santhera, a pharmaceutical company and subsidiary of Santhera Pharmaceuticals Holdings AG, from September 2016 until November 2017. Prior to joining Santhera, Mr. Bazemore served as Executive Vice President and Chief Commercial Officer of Dyax Corp., or Dyax, a biopharmaceutical company focused on orphan diseases, between April 2014 and January 2016, when Dyax was acquired by Shire plc. At Dyax, Mr. Bazemore oversaw all aspects of Dyax’s commercial department including sales, marketing, commercial analytics, market access and patient services. Between April 2012 and September 2013, he served as Vice President, Managed Markets at Sunovion Pharmaceuticals, Inc., or Sunovion (a subsidiary of Dainippon Sumitomo Pharma Co. Ltd.), a global biopharmaceutical company focused on serious medical conditions. Prior to that, Mr. Bazemore held several roles of increasing responsibility at Sunovion, including Vice President of Sales and Vice President of Respiratory Business Unit. Since October 2020, Mr. Bazemore has served on the board of directors of Pulmatrix Inc., a clinical stage publicly traded biopharmaceutical company. He received his Bachelor of Science from the University of Massachusetts, Lowell.

Kim Brazzell, Ph.D. has served as our Chief Medical Officer since February 2013 and as our Head of Research and Development since December 2021. Dr. Brazzell served as Chief Medical Officer of Mimetogen Pharmaceuticals, Inc., a clinical stage biotechnology company, from January 2012 until December 2015. Dr. Brazzell also held several executive positions at Inspire Pharmaceuticals, Inc., or Inspire, a specialty pharmaceutical company focusing on ophthalmic and respiratory products, including Executive Vice President of Medical and Scientific Affairs from 2010 to 2011, Executive Vice President and Head of Ophthalmology Business from 2009 to 2010, and Senior Vice President of Ophthalmic Research and Development from 2004 to 2008. Prior to joining Inspire, Dr. Brazzell served as Global Head of Clinical R&D and Senior Vice President, U.S. R&D, of Novartis Ophthalmics AG from 2000 to 2004. Dr. Brazzell also served as Vice President, R&D at Ciba Vision Ophthalmics, Inc. and as Associate Director, R&D, at Alcon Laboratories, Inc. Dr. Brazzell received a B.S. in Pharmacy and a Ph.D. in Pharmaceutical Sciences from the University of Kentucky.

Darius Kharabi has served as our Chief Business Officer since November 2021. From August 2018 to November 2021, Mr. Kharabi was co-founder and Chief Executive Officer of Combangio Inc., a clinical stage ophthalmology mesenchymal stem cell secretome company that we acquired in November 2021. He is the co-founder of Lagunita Biosciences, LLC, an early-stage medical investment company. Since 2015, Mr. Kharabi has served as the Chief Operating Officer of Lagunita Biosciences, LLC. From October 2015 to August 2018 he helped create and manage multiple Lagunita portfolio life-science companies, including xCella Biosciences, acquired by Ligand, Kedalion Therapeutics, acquired by Novartis AG, and Combangio. From October 2015 through August 2019 he served as the Chief Operating Officer of xCella Biosciences and from October 2015 through November 2017 he served as the President of Kedalion. Prior to Lagunita, he served as Vice President, Corporate Development and International Sales at OrthAlign, a commercial stage orthopedic surgery navigation company, where his responsibilities included the launch of the KneeAlign® total knee arthroplasty navigation product line in the United States and global markets. Mr. Kharabi started his career as a biotechnology licensing attorney at Wilson, Sonsini, Goodrich & Rosati, PC. He received his B.S. in Biochemistry from Georgetown University and his J.D. and M.B.A. degrees from Stanford University.

Mary Reumuth, C.P.A. has served as our Chief Financial Officer since July 2017, Senior Vice President, Finance from February 2017 to July 2017, our Vice President, Finance from December 2014 to February 2017, our Senior Director, Finance from February 2014 to December 2014, our Corporate Controller from February 2014 to July 2017 and as our Treasurer since February 2014. Prior to joining us, Ms. Reumuth acted as an independent financial consultant from November 2012 to January 2014 and, prior to that, served as Corporate Controller for Enobia Pharma Corp., or Enobia, a global biopharmaceutical company acquired by Alexion Pharmaceuticals, Inc., from May 2011 to June 2012. Prior to Enobia, Ms. Reumuth served as Director of Finance at Verenium Corporation, or Verenium, a biotechnology company, from December 2007 to March 2011. From 2001 to 2007, Ms. Reumuth held a variety of finance and accounting positions at Genzyme Corporation, or Genzyme, (now a Sanofi Company), and ILEX Oncology, Inc., or ILEX (acquired by Genzyme). Prior to ILEX, Ms. Reumuth was an auditor at Ernst & Young LLP. Since April 2022, Ms. Reumuth has served on the board of directors of Olink Holding AB, a publicly traded company. Ms. Reumuth earned her Bachelor’s degree in Business Administration from Texas A&M University-Corpus Christi, and is a Certified Public Accountant.

Eric L. Trachtenberg has served as our General Counsel and Corporate Secretary since April 2018 and as our Chief Compliance Officer since June 2018. Previously, he served as General Counsel, Chief Compliance Officer and Corporate Secretary of Aralez Pharmaceuticals Inc., or Aralez, a pharmaceutical company, from February 2016 to March 2018. Prior to that, he served in similar capacities for Pozen Inc., Aralez’s predecessor, from June 2015 to February 2016. Mr. Trachtenberg also formerly served as Deputy General Counsel at Auxilium Pharmaceuticals, Inc., a specialty biopharmaceutical company, from May 2012 through its acquisition by Endo Pharmaceuticals in February 2015. Prior to Auxilium, he was Vice President, General Counsel and Corporate Secretary of Enobia Pharma, Inc. from April 2011 through its acquisition by Alexion Pharmaceuticals in April 2012. Prior to that, Mr. Trachtenberg served as Vice President and Associate General Counsel of Sepracor Inc. (now known as Sunovion Pharmaceuticals Inc.) commencing in May 2007 and remained in that position following the acquisition of Sepracor Inc. by Dainippon Sumiztomo Pharma through April 2011. Mr. Trachtenberg also held a Senior Counsel position at Kos Pharmaceuticals, Inc. from July 2005 to April 2007 before its acquisition by Abbott. Mr. Trachtenberg began his career at Blank Rome LLP. He holds a Juris Doctorate and Master of Business Administration from Temple University and a Bachelor of Science in Management from Tulane University.

Executive Compensation

The following discussion relates to the compensation of our Chief Executive Officer, Mark Iwicki, our President and Chief Operating Officer, Todd Bazemore, and our Head of Research and Development and Chief Medical Officer, Kim Brazzell, Ph.D. for the periods presented. These three individuals are collectively referred to in this proxy statement as our named executive officers. Each year, our compensation committee and board of directors review and determine the compensation of our named executive officers.

Executive and Director Compensation Processes

Our executive compensation program is administered by the compensation committee of our board of directors, subject to the oversight and approval of our board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves, or, as appropriate, makes recommendations to our board of directors for approval of our executive compensation program. In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Our director compensation program is administered by our board of directors with the assistance of the compensation committee. The compensation committee conducts an annual review of director compensation and makes recommendations to the board of directors with respect thereto.

Since 2018, our compensation committee has retained Aon’s Human Capital Solutions practice, a division of Aon plc (formerly Radford), as its independent compensation consultant, to provide comparative data on executive compensation practices in our industry and to advise on our executive and director compensation programs generally. In January 2023, our compensation committee retained Pearl Meyer & Partners, LLC, or Pearl Meyer, as our independent compensation consultant for 2023 year-end compensation matters. Although our compensation committee considers the advice and guidelines of Aon and Pearl Meyer, our compensation committee ultimately makes its own decisions about these matters and recommendations to our board about these matters. During the fiscal year ended December 31, 2022, the compensation committee directly engaged Aon to develop recommendations covering equity compensation for executives and an equity compensation strategy for non-officer employees; and review and make recommendations with respect to our director compensation program. Aon ultimately developed recommendations that were reviewed by the compensation committee. Pearl Meyer advised on an option exchange program that was approved at a special meeting of our stockholders in April 2023, which program is more fully described below in the section entitled “–Narrative Disclosure to Summary Compensation Table–Option Exchange Program.” Further, Pearl Meyer advised on our proposed Amended and Restated 2017 Equity Incentive Plan, which is more fully described in Proposal 4, and changes to our director compensation program for 2023, which are described below.

In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs, our director compensation programs and to conduct further competitive industry benchmarking against a peer group of publicly traded companies.

The compensation committee reviewed information regarding the independence and potential conflicts of interest of Aon and Pearl Meyer, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on such review, the compensation committee concluded that the engagements of Aon and Pearl Meyer did not raise any conflict of interest.

Under its charter, the compensation committee may form, and delegate authority to, subcommittees, consisting of independent directors, as it deems appropriate. During fiscal year 2022, the compensation committee did not form or delegate authority to such subcommittees. In addition, under its charter, the compensation committee may delegate to one or more executive officers the power to grant options, restricted stock units or other stock awards pursuant to its 2017 Equity Incentive Plan, as amended, to employees who are not directors or executive officers. During fiscal year 2022, the compensation committee delegated authority to our Chief Executive Officer to grant certain stock options and restricted stock units to non-executive employees with respect to annual equity awards.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the periods presented.

				Stock	Option	All other
Name and Principal		Salary	Bonus	Awards	Awards	compensation		Total
Position	Year	($)	($)(1)	($)(2)	($)(3)	($)		($)
Mark Iwicki	2022	682,110	409,266	—	770,803	6,120	(4)	1,868,299
Chief Executive Officer	2021	643,500	270,270	521,360	1,330,806	6,120	(4)	2,772,056

Todd Bazemore	2022	515,000	257,500	—	242,777	10,540	(5)	1,025,817
President and Chief Operating Officer	2021	489,878	171,457	188,650	483,131	10,240	(6)	1,343,356

Kim Brazzell, Ph.D.	2022	500,000	225,000	—	242,777	25,912	(7)	993,689
Head of Research and Development and Chief Medical Officer	2021	476,207	150,005	188,650	483,131	18,976	(8)	1,316,969

(1)	The amounts reported in the “Bonus” column reflect discretionary annual cash bonuses earned by our named executive officers for their performance in the years ended December 31, 2022 and 2021.

(2)	The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of restricted stock unit awards granted during 2021 computed in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. For the assumptions underlying the valuation of such restricted stock unit awards, see Note 2 to our financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 3, 2023.
(3)	The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock options (which for 2022, have time- and/or performance-based vesting conditions) awarded during the periods presented, computed in accordance with the provisions of FASB ASC Topic 718 using a Black-Scholes option pricing model. For performance-based stock options included in the “Option Awards” column for the year ended December 31, 2022, the amounts in the table reflect the grant date fair value of such awards based on the probable outcome of the performance conditions at the end of the year which represent $82,138, $31,291 and $31,291 for Mr. Iwicki, Mr. Bazemore and Dr. Brazzell, respectively. Assuming that the highest level of performance conditions were achieved, the value of the performance-based options at grant date for Mr. Iwicki, Mr. Bazemore and Dr. Brazzell would have been $246,414, $93,872 and $93,872, respectively. The Company utilizes the Black-Scholes option-pricing model to estimate the fair value of stock option grants and to determine the related compensation expense. For the assumptions underlying the valuation of the stock option grants, see Note 14 to our financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 3, 2023.
(4)	Amount represents compensation of $6,120 from premiums we paid on behalf of Mr. Iwicki for life and disability insurance.
(5)	Amount represents compensation of $6,100 from matching contributions made by us to Mr. Bazemore’s tax-qualified 401(k) Savings Plan account and $4,440 from premiums we paid on behalf of Mr. Bazemore for life and disability insurance.
(6)	Amount represents compensation of $5,800 from matching contributions made by us to Mr. Bazemore’s tax-qualified 401(k) Savings Plan account and $4,440 from premiums we paid on behalf of Mr. Bazemore for life and disability insurance.
(7)	Amount represents compensation of $6,100 from matching contributions made by us to Dr. Brazzell’s tax-qualified 401(k) Savings Plan account and $19,812 from premiums we paid on behalf of Dr. Brazzell for life and disability insurance.
(8)	Amount represents compensation of $5,800 from matching contributions made by us to Dr. Brazzell’s tax-qualified 401(k) Savings Plan account and $13,176 from premiums we paid on behalf of Dr. Brazzell for life and disability insurance.

Narrative Disclosure to Summary Compensation Table

Base Salary. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Mr. Iwicki’s, Mr. Bazemore’s and Dr. Brazzell’s annual base salaries were $682,110, $515,000 and $500,000, respectively, for 2022.

In December 2022, our compensation committee increased Mr. Iwicki’s, Mr. Bazemore’s and Dr. Brazzell’s annual base salaries to $709,394, $535,600 and $520,000, respectively, effective January 1, 2023.

Annual Bonus. Performance-based bonuses, which are calculated as a percentage of base salary, are designed to motivate our employees to achieve annual goals based on our strategic, financial and operating performance objectives.

Historically, our board of directors or our compensation committee has approved discretionary annual cash bonuses to our named executive officers with respect to their prior year performance.

With respect to 2022 performance, our compensation committee awarded bonuses of $409,266, $257,500 and $225,000 to Mr. Iwicki, Mr. Bazemore and Dr. Brazzell, respectively, which represented payments at 100% of each individual’s target bonus opportunity (which target bonus opportunities, expressed as a percentage of 2022 annual base salary, were 60%, 50% and 45%, respectively). Mr. Iwicki’s individual performance-based target bonus amount for 2023, expressed as a percentage of his 2023 base salary, is 60%. Mr. Bazemore’s individual performance-based target bonus amount for 2023, expressed as a percentage of his 2023 base salary, is 50%. Dr. Brazzell’s individual performance-based target bonus amount for 2023, expressed as a percentage of his 2023 base salary, is 45%.

Equity Incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our compensation committee annually reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options and/or restricted stock units with time-based and/or performance-based vesting conditions.

In January 2022, we granted to Mr. Iwicki options to purchase 15,499 shares of our common stock and to each of Mr. Bazemore and Dr. Brazzell options to purchase 4,759 shares of our common stock. Such options vest monthly as to 1/48th of the shares underlying the option.

In January 2022, we also granted performance-based stock options to Mr. Iwicki, Mr. Bazemore, and Dr. Brazzell. Specified portions of the options will vest based on the level of achievement of specified performance metrics relating to financial, operational and scientific matters. The level of achievement of the performance metrics will be determined by the compensation committee based on pre-specified criteria. The target number of options eligible to vest under the performance-based options is set forth in the table below. A higher or lower number of options than the target (or no portion) may vest based on the level of achievement of each of the performance metrics, except that in no event will more than 150% of the target number of options vest.

	Number of Shares Based on Level of Achievement
Name	Threshold(1)	Target(2)	Maximum(3)
Mark Iwicki	1,890	3,780	5,670
Todd Bazemore	720	1,440	2,160
Kim Brazzell	720	1,440	2,160

(1)	Assumes all of the specified performance metrics are achieved at a threshold level of performance (50% of target).
(2)	Assumes all of the specified performance metrics are achieved at a target level of performance (100% of target).
(3)	Assumes all of the specified performance metrics are achieved at a maximum level of performance (150% of target).

In March 2023, with respect to the performance-based stock options granted to our named executive officers in January 2022, our compensation committee determined that (i) certain performance conditions had been achieved at the maximum level and, as a result, 1,134, 432 and 432 shares underlying the option vested for Mr. Iwicki, Mr. Bazemore and Dr. Brazzell, respectively, and (ii) certain performance conditions had been achieved at the threshold level and, as a result, 378, 144 and 144 shares underlying the option vested for Mr. Iwicki, Mr. Bazemore and Dr. Brazzell, respectively. An aggregate of 3,996 shares underlying the performance-based stock options for our named executive officers were forfeited upon the determination by our compensation committee that our level of achievement of certain performance conditions was 0%. An aggregate of 1,998 shares underlying the performance-based stock options for our named executive officers remain unvested and subject to performance conditions assuming a maximum level of performance (150% of target).

Prior to our initial public offering, or IPO, our executives were eligible to participate in our 2009 Employee, Director and Consultant Equity Incentive Plan, as amended to date, or the 2009 Plan. Following the closing of our IPO, our employees and executives are eligible to receive stock options and other stock-based awards pursuant to the 2017 Equity Incentive Plan and no further grants are made under the 2009 Plan. For a description of our 2009 Plan and our 2017 Equity Incentive Plan, as amended, see “–Stock Option and Other Compensation Plans”.

Historically, we have used stock options to compensate our executive officers in the form of initial grants in connection with the commencement of employment and also at various times, often but not necessarily annually. The award of stock options to our executive officers, including our Chief Executive Officer, generally have been and going forward are expected to be made by our board of directors. We have granted stock options to our executive officers with both time-based and performance-based vesting conditions. Since our IPO and going forward, annual and other option grants made to existing executive officers and employees typically vest monthly as to 1/48th of the shares underlying the option. Vesting and exercise rights cease shortly after termination of employment except in the case of death or disability and, in certain circumstances, including, upon a change in control. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents. In addition, prior to our IPO, we have granted stock options with exercise prices equal to the fair market value of our common stock on the date of grant as determined by our board of directors or compensation committee, based on a number of objective and subjective factors. The exercise price of all stock options granted after our IPO has been and will be equal to the fair market value of shares of our common stock on the date of grant, which will be determined by reference to the closing market price of our common stock on The Nasdaq Capital Market on the date of grant.

At times, we have also used restricted stock units to compensate our executive officers. The awards of restricted stock units to our executive officers, including our Chief Executive Officer, were made by our board of directors in 2021 and 2020. We have granted restricted stock units to our executive officers with time-based and/or performance-based vesting conditions. Time-based restricted stock unit awards vest over two or three years, as applicable. Restricted stock units with performance-based vesting conditions were all fully vested as of December 31, 2022. Prior to settlement of the restricted stock units, the holder has no rights as a stockholder with respect to the shares subject to such restricted stock unit, including no voting rights and no right to receive dividends or dividend equivalents. None of our executive officers is currently party to an employment agreement that provides for guaranteed equity awards.

Option Exchange Program. At a special meeting of stockholders held on April 24, 2023, our stockholders approved a one-time stock option exchange program, or the option exchange program, under which eligible executive officers, other employees and non-employee directors, which we refer to collectively as eligible holders, are being given the opportunity to exchange options to purchase shares of our common stock held by them for an equal number of restricted stock units, which will be subject to vesting conditions, or the replacement RSUs. The option exchange program commenced on May 1, 2023 and is scheduled to expire at 11:59 p.m., Eastern Time on May 30, 2023, unless extended. We refer to this period as the exchange period.

Under the option exchange program, electing eligible holders who voluntarily elect to participate will agree to surrender their options to purchase shares of our common stock, including options that are fully vested when surrendered, for replacement RSUs that are subject to vesting based on continued service. The replacement RSUs will be granted to electing eligible holders immediately following the closing of the exchange period. For options that are vested when surrendered, the replacement RSUs will vest over two years, with 50% of the replacement RSUs vesting on the first anniversary of the date of grant, and 50% vesting on the second anniversary of the date of grant. Unvested options that are surrendered for replacement RSUs will be subject to a revised vesting schedule whereby no such replacement RSUs will vest until the second anniversary of the date of grant, at which time (i) a number of replacement RSUs will vest that is equal to the surrendered unvested option that would have vested during such two-year period following the date of grant and (ii) the remaining replacement RSUs will vest on the original vesting schedule of the unvested option that is surrendered, provided that the applicable vesting schedule will vest in annual installments rather than monthly installments.

We currently estimate that the option exchange program will cover approximately 184,309 outstanding options to purchase our common stock. If this number of options is exchanged in full, then we currently estimate that an equal number of replacement RSUs will be granted to eligible holders. All exchanged options will be cancelled on the closing date of the exchange period. We filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission on May 1, 2023, which was amended and supplemented on May 9, 2023, that describes the terms and conditions of the option exchange program.

Outstanding Equity Awards at December 31, 2022

The following table sets forth information regarding all outstanding equity awards held by each of our named executive officers as of December 31, 2022.

	Option Awards							Stock Awards
												Equity
											Equity	Incentive
											Incentive	Plan
											Plan	Awards:
											Awards:	Market or
										Market	Number of	Payout
										Value of	Unearned	Value of
	Number of	Number of		Number of				Number of		Shares or	Shares,	Unearned
	Securities	Securities		Securities				Shares or		Units of	Units or	Shares, Units
	Underlying	Underlying		Underlying				Units of		Stock That	Other Rights	or Other
	Unexercised	Unexercised		Unexercised		Option	Option	Stock That		Have Not	That Have	Rights That
	Options (#)	Options (#)		Unearned		Exercise	Expiration	Have Not		Vested ($)	Not Vested	Have Not
Name	Exercisable	Unexercisable		Options (#)		Price ($)	Date	Vested (#)		(1)	(#)	Vested ($)
Mark Iwicki	5,449	—		—		167.00	6/3/2025	—		—	—	—
	7,576	—		—		260.50	9/11/2025	—		—	—	—
	12,195	—		—		167.00	6/17/2026	—		—	—	—
	1,572	—		—		750.00	7/18/2027	—		—	—	—
	4,599			—		643.00	2/6/2028	—		—	—	—
	9,008	191	(2)	—		259.50	1/1/2029	—		—	—	—
	5,320	1,979	(3)	—		192.00	1/1/2030	—		—	—	—
	2,898	3,161	(4)	—		343.00	1/3/2031	—		—	—	—
	3,549	11,950	(5)	—		68.50	1/3/2032	—		—	—	—
	—	—		1,890	(6)	68.50	1/3/2032	—		—	—	—
	—	—		—		—	—	1,014	(8)	38,684	—	—
Todd Bazemore	3,439	—		—		980.00	11/19/2027	—		—	—	—
	499			—		643.00	2/6/2028	—		—	—	—
	3,426	73	(2)	—		259.50	1/1/2029	—		—	—	—
	2,769	730	(7)	—		172.50	10/10/2029	—		—	—	—
	1,750	650	(3)	—		192.00	1/1/2030	—		—	—	—
	1,050	1,149	(4)	—		343.00	1/3/2031	—		—	—	—
	1,089	3,670	(5)	—		68.50	1/3/2032	—		—	—	—
	—	—		720	(6)	68.50	1/3/2032	—		—	—	—
	—	—		—		—	—	367	(8)	14,001	—	—
Kim Brazzell,	308	—		—		260.50	10/2/2025	—		—	—	—
Ph.D	2,047	—		—		167.00	6/17/2026	—		—	—	—
	942	—		—		750.00	7/18/2027	—		—	—	—
	1,399	—		—		643.00	2/6/2028	—		—	—	—
	2,936	63	(2)	—		259.50	1/1/2029	—		—	—	—
	1,745	654	(3)	—		192.00	1/1/2030	—		—	—	—
	1,050	1,149	(4)	—		343.00	1/3/2031	—		—	—	—
	1,089	3,670	(5)	—		68.50	1/3/2032	—		—	—	—
	—	—		720	(6)	68.50	1/3/2032	—		—	—	—
	—	—		—		—	—	367	(8)	14,001	—	—

(1)	Amounts shown are based on a price of $38.15 per share, which was the closing price of our common stock as reported on The Nasdaq Global Select Market on December 30, 2022, the last trading day of the year.
(2)	The option vests over four years, with 2.0833% of the shares underlying the option vested on February 2, 2019 and 2.0833% of the shares vesting monthly thereafter.

(3)	The option vests over four years, with 2.0833% of the shares underlying the option vested on February 2, 2020 and 2.0833% of the shares vesting monthly thereafter.
(4)	The option vests over four years, with 2.0833% of the shares underlying the option vested on February 4, 2021 and 2.0833% of the shares vesting monthly thereafter.
(5)	The option vests over four years, with 2.0833% of the shares underlying the option vested on February 3, 2022 and 2.0833% of the shares vesting monthly thereafter.
(6)	The option vests based on the level of achievement of specified performance metrics, as more fully described above under “–Narrative Disclosure to Summary Compensation Table”. Options are included in this table based on achieving a threshold level of performance. As of December 31, 2022, none of the performance metrics had been certified by the compensation committee as having been achieved or not achieved.
(7)	The option vests over four years, with 2.0833% of the shares underlying the option vested on November 15, 2019 and 2.0833% of the shares vesting monthly thereafter.
(8)	The restricted stock units vest as to 1/2 of the shares on each of January 4, 2023 and 2024.

Employment Agreements with Named Executive Officers

Letter Agreement with Mr. Iwicki

Mr. Iwicki was appointed as our Chief Executive Officer and Chairman of our board of directors pursuant to a letter agreement with us dated September 10, 2015, which amended and restated a prior letter agreement. Mr. Iwicki is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason.

Mr. Iwicki’s base salary is subject to annual review and adjustment by our compensation committee. Mr. Iwicki’s annual base salary was $709,394, effective January 1, 2023. In addition, Mr. Iwicki is eligible to receive a discretionary bonus in a target amount of 60% of his annual base salary, as determined by our board of directors in its sole discretion.

On March 11, 2019, Mr. Iwicki’s employment letter agreement was amended to revise the severance benefits he is entitled to receive upon termination in connection with the following events. Subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of Mr. Iwicki’s employment by us without cause or by him for good reason, each as defined in his employment letter agreement, and such termination is not within the twenty-four month period following a change of control, as defined in his employment letter agreement, Mr. Iwicki will be entitled to a lump sum payment in an amount equal to (i) twenty-four months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) an amount equal to 200% of his target bonus attributable to the year of termination and (iv) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives. In addition, Mr. Iwicki will be entitled to twenty-four months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the twenty-four month period.

Further, in the event of the termination of Mr. Iwicki’s employment by us without cause or by him for good reason within the twenty-four month period following a change of control, Mr. Iwicki will be entitled to a lump sum payment in an amount equal to (i) thirty months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) 250% of the greater of (A) the average bonus Mr. Iwicki received during the two years prior to termination or resignation, or (B) the target bonus for the year of termination or resignation. In addition, Mr. Iwicki will be entitled thirty months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for thirty months.

In addition, in the event we terminate his employment or other service relationship with us without cause, he terminates his employment or other service relationship with us for good reason, or his employment or other service relationship with us terminates by reason of his death or disability, Mr. Iwicki is entitled to the automatic vesting and exercisability of any unvested options that would have vested if Mr. Iwicki’s employment or other service relationship with us had continued for twenty-four months following such termination. In addition, provided Mr. Iwicki is an employee, member of our board of directors or is otherwise providing services to us at the time of a change of control, as defined in the letter agreement, or in the event of the termination of Mr. Iwicki’s employment by us without cause or by him for good reason in contemplation of a change of control, as defined in the letter agreement, Mr. Iwicki’s time-based equity awards will vest in full upon consummation of such change in control. Options granted to Mr. Iwicki will be exercisable for up to eighteen months following the termination of his employment or other relationship with us other than a termination for cause. Mr. Iwicki also is entitled to piggyback registration rights with respect to options granted pursuant to his employment letter agreement.

In addition, in the event we terminate his employment without cause or he terminates his employment for good reason within the twenty-four month period following a change of control, Mr. Iwicki is entitled to the automatic vesting and exercisability of any options and other equity awards granted to him following a change of control that vest solely based on his continued employment and have not vested.

Letter Agreement with Mr. Bazemore

Mr. Bazemore was appointed as our Chief Operating Officer pursuant to a letter agreement with us dated November 6, 2017 and was appointed as our President commencing December 16, 2021. Mr. Bazemore is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason.

Mr. Bazemore’s base salary is subject to annual review and adjustment by our compensation committee. Mr. Bazemore’s annual base salary was $535,600, effective January 1, 2023. In addition, Mr. Bazemore is eligible to receive a discretionary bonus in a target amount of 50% of his annual base salary, as determined by our board of directors in its sole discretion.

On March 11, 2019, Mr. Bazemore’s employment letter agreement was amended to revise the severance benefits he is entitled to receive upon termination in connection with the following events. Subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of Mr. Bazemore’s employment by us without cause or by him for good reason, each as defined in his employment letter agreement, and such termination is not within the twenty-four month period following a change of control, as defined in his employment letter agreement, Mr. Bazemore will be entitled to a lump sum payment in an amount equal to (i) twelve months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) an amount equal to 100% of his target bonus for the year of termination. In addition, Mr. Bazemore is entitled to twelve months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the twelve-month period.

Further, in the event of the termination of Mr. Bazemore’s employment by us without cause or by him for good reason within the twenty-four month period following a change of control, Mr. Bazemore will be entitled to a lump sum payment in an amount equal to (i) eighteen months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) 150% of the greater of (A) the average bonus Mr. Bazemore received during the two years prior to termination or resignation, or (B) the target bonus for the year of termination or resignation. In addition, Mr. Bazemore is entitled to eighteen months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the eighteen-month period.

In addition, in the event we terminate his employment without cause or he terminates his employment for good reason, Mr. Bazemore is entitled to the automatic vesting and exercisability of any options and other equity awards granted to him that vest solely based on his continued employment that would have vested if his employment had continued for twelve months following such termination, and any performance-based grants with the performance period ending within one year after the termination shall be treated as having satisfied any service requirement with respect thereto and shall vest subject to, and only to the extent of, the satisfaction of the applicable performance goals at the end of the applicable performance period.

In the event we terminate his employment without cause or he terminates his employment for good reason in contemplation of a change of control, as defined in the letter agreement, or within the twenty-four-month period following a change of control, Mr. Bazemore is entitled to the automatic vesting and exercisability of 100% of any options and other equity awards granted to him that vest solely based on his continued employment, and any performance based grants with a performance period ending within one year after the termination will be treated as having satisfied any service requirement with respect such grant, and will vest subject to, and only to the extent of, the satisfaction of the applicable performance goals at the end of the applicable performance period.

Letter Agreement with Dr. Brazzell

Dr. Brazzell was appointed to serve on a full-time basis as our Chief Medical Officer pursuant to a letter agreement with us dated May 10, 2016, which amended and restated a prior letter agreement. Dr. Brazzell is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason.

Brazzell’s base salary is subject to annual review and adjustment by our compensation committee. In December 2022, Dr. Brazzell’s annual base salary was increased to $520,000, effective January 1, 2023. In addition, Dr. Brazzell is eligible to receive a discretionary bonus in a target amount of 45% of his annual base salary, as determined by our compensation committee in its sole discretion.

On March 11, 2019, Dr. Brazzell’s employment letter agreement was amended to revise the severance benefits he is entitled to receive upon termination in connection with the following events. Subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of Dr. Brazzell’s employment by us without cause or by him for good reason, each as defined in his employment letter agreement, and such termination is not within the twenty-four month period following a change of control, as defined in his employment letter agreement, Dr. Brazzell will be entitled to a lump sum payment in an amount equal to (i) twelve months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) an amount equal to 100% of his target bonus for the year of termination. In addition, Dr. Brazzell is entitled to twelve months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the twelve-month period.

Further, in the event of the termination of Dr. Brazzell’s employment by us without cause or by him for good reason within the twenty-four month period following a change of control, Dr. Brazzell will be entitled to a lump sum payment in an amount equal to (i) eighteen months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) 150% of the greater of (A) the average bonus Dr. Brazzell received during the two years prior to termination or resignation, or (B) the target bonus for the year of termination or resignation. In addition, Dr. Brazzell is entitled to eighteen months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the eighteen-month period.

In addition, in the event we terminate his employment without cause or he terminates his employment for good reason, Dr. Brazzell is entitled to the automatic vesting and exercisability of any options and shares granted to him that vest solely based on his continued employment that would have vested if his employment had continued for twelve months following such termination. In the event of a change of control, as defined in his employment letter agreement, during his employment, Dr. Brazzell is entitled to the automatic vesting and exercisability of 100% of any options and restricted shares granted to him that vest solely based on his continued employment, and certain options are exercisable for a period of up to six months following his termination date.

In addition, in the event we terminate his employment without cause or he terminates his employment for good reason within the twenty-four-month period following a change of control, Dr. Brazzell is entitled to the automatic vesting and exercisability of any options and shares granted to him following a change of control that vest solely based on his continued employment and have not vested.

Employee Non-Competition, Non-Solicitation, Confidentiality, and Assignment of Inventions Agreements

Each of our named executive officers has entered into a standard form agreement with respect to non-competition, non-solicitation, confidential information and assignment of inventions. Under this agreement, each executive officer has agreed not to compete with us during his or her employment and for a period of one year after the termination of his or her employment and to protect our confidential and proprietary information indefinitely. Under this agreement, each of Mr. Iwicki and Dr. Brazzell has agreed not to solicit our employees or consultants during his employment and for a period of twelve months after the termination of his employment, and Mr. Bazemore has agreed not to solicit our employees or consultants during his employment and for a period of eighteen months after the termination of his employment, and each executive officer has agreed to protect our confidential and proprietary information indefinitely. In addition, under this agreement, each executive officer has agreed that we own all inventions, as defined in the agreement, that are developed during such executive officer’s employment and for a period of one year after the termination of his or her employment, to the extent such invention is our field of interest, as defined in the agreement. Each executive officer also agreed to assign to us any inventions which were not prepared or originated in the performance of employment but that were provided to us or incorporated into any of our products or systems.

Stock Option and Other Compensation Plans

In this section we describe our 2009 Plan, our 2017 Equity Incentive Plan, or the 2017 Plan, and our Amended and Restated 2017 Employee Stock Purchase Plan, or 2017 ESPP. Prior to our IPO, which closed on July 25, 2017, we granted awards to eligible participants under the 2009 Plan. Following the closing of our IPO, we ceased granting awards under the 2009 Plan and started granting awards to eligible participants under the 2017 Plan.

2009 Plan

Our 2009 Plan was adopted by our board of directors and approved by our stockholders on December 11, 2009 and subsequently amended by our board in 2012, 2013, 2014 and 2015. The 2009 Plan provided for the grant of incentive stock options, non-qualified options, shares, restricted or otherwise, of our common stock, and other stock-based awards. We refer to awards granted under our 2009 Plan as stock rights. Our employees, directors and consultants were eligible to receive stock rights under our 2009 Plan; however incentive stock options could only be granted to our employees who are deemed to be residents of the United States.

The type of stock right granted under our 2009 Plan and the terms of such stock right are set forth in the applicable stock right award agreement. Our board of directors (or a committee to which our board delegates its authority) administers the 2009 Plan. Subject to the provisions of the 2009 Plan, our board of directors is authorized to:

●	interpret the provisions of the 2009 Plan and all stock rights and make all rules and determinations that it deems necessary or advisable for the administration of the 2009 Plan;
●	amend any term or condition of an outstanding stock right, including, without limitation, to reduce or increase the exercise price or purchase price, accelerate the vesting or extend the expiration date, provided that no such change will impair a participant’s rights under any prior grant unless we obtain the participant’s consent;
●	purchase and/or cancel a stock right previously granted and grant other stock rights in substitution, which may cover the same or a different number of shares and which may have a lower or higher exercise or purchase price per share, based on such terms and conditions as the board of directors establishes and the participant accepts; and
●	adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate to facilitate the 2009 Plan or to comply with or take advantage of any tax or other laws applicable to us, any of our affiliates, or to participants, which sub-plans may include additional restrictions or conditions applicable to stock rights or shares issuable pursuant to a stock right.

Effect of certain changes in capitalization

If our shares of common stock are subdivided or combined into a greater or smaller number of shares, if we issue shares of common stock as a stock dividend, or if we make any distribution of additional, new or different shares or securities of ours or any distribution of non-cash assets with respect to our shares of common stock, then, subject to the terms of the 2009 Plan, our board of directors shall proportionately and appropriately adjust:

●	the number of shares of our common stock deliverable upon the exercise of an option or acceptance of a stock grant;
●	the exercise or purchase price per share; and
●	any other term or condition of a stock right.

Effect of certain corporate transactions

In the event that we are consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of our assets (other than a transaction to merely change the state of incorporation), which we refer to as corporate transactions, our board of directors, or the board of directors of any entity assuming our obligations under the 2009 Plan, must take one of the following actions pursuant to the 2009 Plan as to outstanding options, subject to the terms of the 2009 Plan:

●	provide for the continuation of the outstanding options by equitably substituting for the shares of our common stock then underlying such options either with securities of any successor or acquiring entity or the consideration payable with respect to the outstanding shares of our common stock in connection with the corporate transaction;
●	provide by written notice to the participants that the outstanding options will terminate unless exercised (to the extent then exercisable or made partially or fully exercisable by our board of directors for purposes of the corporate transaction) within a specified period following the date of the notice; or
●	terminate each outstanding option in exchange for a payment equal to the consideration payable upon consummation of the corporate transaction to a holder of the number of shares of our common stock into which such option would have been exercisable (to the extent then exercisable or made partially or fully exercisable by our board of directors for purposes of the corporate transaction), minus the aggregate exercise price of such option.

If there is a corporate transaction, our board of directors, or the board of directors of any entity assuming our obligations under the 2009 Plan, must take one of the following actions pursuant to the 2009 Plan as to outstanding stock grants, restricted or otherwise, subject to the terms of the 2009 plan:

●	provide for the continuation of the outstanding stock grants on the same terms and conditions by equitably substituting for the shares of our common stock then subject to such stock grants either with securities of any successor or acquiring entity or the consideration payable with respect to the outstanding shares of our common stock in connection with the corporate transaction; or

●	provide that each outstanding stock grant will terminate in exchange for a payment equal to the consideration payable upon consummation of the corporate transaction to a holder of the number of shares of our common stock comprising such stock grant (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights or our board of directors waives all forfeiture and repurchase rights upon the corporate transaction).

In taking any of the above actions with respect to stock rights, our board of directors will not be obligated to treat all stock rights, all stock rights held by a participant, or all stock rights of the same type, identically.

As of May 1, 2023, options to purchase 31,576 shares of common stock were outstanding under the 2009 Plan at a weighted average exercise price of $188.30 per share.

We no longer grant awards under our 2009 Plan; however, awards outstanding under our 2009 Plan continue to be governed by their existing terms.

2017 Equity Incentive Plan

Our 2017 Plan, which became effective on July 19, 2017, was adopted by our board of directors and approved by our stockholders in July 2017. An amendment to our 2017 Plan was adopted by our board of directors on April 2020 and approved by our stockholders at the 2020 annual meeting of stockholders. The 2017 Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards. In May 2023, our board of directors approved the amendment and restatement of the 2017 Plan to, among other things, increase the number of shares of common stock reserved for issuance thereunder, modify the annual “evergreen” provision, limit the number of incentive stock options that can be granted under the plan, add an annual limit on non-employee director compensation and extend the term of the plan to 10 years from the date of approval of the plan, subject to the approval of such amendment and restatement by our stockholders at our 2023 annual meeting of stockholders. For a more detailed summary of our proposed amendment and restatement of the 2017 Plan, please refer to Proposal 4 of this proxy statement.

Amended and Restated 2017 Employee Stock Purchase Plan

Our 2017 ESPP, which became effective on July 19, 2017, was adopted by our board of directors and approved by our stockholders in July 2017 and amended and restated by our board of directors in December 2018. The 2017 ESPP is administered by our board of directors or by a committee appointed by our board of directors. The 2017 ESPP initially provides participating employees with the opportunity to purchase an aggregate of 4,466 shares of our common stock. The number of shares of our common stock reserved for issuance under the 2017 ESPP will automatically increase on the first day of each fiscal year, beginning on January 1, 2019 and ending on December 31, 2029, in an amount equal to the lowest of: (1) 17,868 shares of our common stock; (2) 1% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year; and (3) an amount determined by our board of directors. The number of shares authorized for issuance under the 2017 ESPP has increased each year, pursuant to the terms of the 2017 ESPP, on the first of January beginning in 2019 by an amount equal to 1% of our then-outstanding common stock.

All of our employees and employees of any of our designated subsidiaries, as defined in the 2017 ESPP, are eligible to participate in the 2017 ESPP, provided that:

●	such person is customarily employed by us or a designated subsidiary for more than 20 hours a week and for more than five months in a calendar year; and
●	such person was our employee or an employee of a designated subsidiary on the first day of the applicable offering period under the 2017 ESPP.

We retain the discretion to determine which eligible employees may participate in an offering under applicable Treasury regulations.

We may make one or more offerings to our eligible employees to purchase stock under the 2017 ESPP beginning at such time and on such dates as our board of directors may determine, or the first business day thereafter. Each offering will consist of a six-month offering period during which payroll deductions will be made and held for the purchase of our common stock at the end of the offering period. Our board of directors or a committee appointed by our board, may, at its discretion, choose a different period of not more than 12 months for offerings. Offering periods under our 2017 ESPP commenced on each January 1 and July beginning with January 1, 2019.

On each offering commencement date, each participant will be granted the right to purchase, on the last business day of the offering period, up to 500 shares of our common stock. No employee may be granted an option under the 2017 ESPP that permits the employee’s rights to purchase shares under the 2017 ESPP and any other employee stock purchase plan of ours or of any of our subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of our common stock (determined as of the first day of each offering period) for each calendar year in which the option is outstanding. In addition, no employee may purchase shares of our common stock under the 2017 ESPP that would result in the employee owning 5% or more of the total combined voting power or value of our stock or the stock of any of our subsidiaries.

On the commencement date of each offering period, each eligible employee may authorize up to a maximum of 15% of his or her compensation to be deducted by us during the offering period. Each employee who continues to be a participant in the 2017 ESPP on the last business day of the offering period will be deemed to have exercised an option to purchase from us the number of whole shares of our common stock that his or her accumulated payroll deductions on such date will buy, not in excess of the maximum numbers set forth above. Under the terms of the 2017 ESPP, the purchase price shall be determined by our board of directors for each offering period and will be at least 85% of the applicable closing price of our common stock. If our board of directors does not make a determination of the purchase price, the purchase price will be 85% of the lesser of the closing price of our common stock on the first business day of the offering period or on the last business day of the offering period.

An employee may at any time prior to the close of business on the fifteenth business day prior to the end of an offering period, and for any reason, permanently withdraw from participation in an offering prior to the end of an offering period and permanently withdraw the balance accumulated in the employee’s account. Any balance remaining in an employee’s payroll deduction account at the end of an offering period will be automatically refunded to the employee. If a participating employee’s employment ends before the last business day of an offering period, no additional payroll deductions will be taken and the balance in the employee’s account will be paid to the employee.

We are required to make equitable adjustments to the extent determined by our board of directors or a committee of our board of directors to the number and class of securities available under the 2017 ESPP, the share limitations under the 2017 ESPP and the purchase price for an offering period under the 2017 ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other reorganization event (as defined in the 2017 ESPP), our board of directors or a committee of our board of directors may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the 2017 ESPP on such terms as our board of directors or committee determines:

●	provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
●	upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board of directors or committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event;

●	upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;
●	in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (1) the cash payment for each share surrendered in the reorganization event times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the cash payment for each share surrendered in the reorganization event is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the 2017 ESPP minus (2) the result of multiplying such number of shares by the purchase price; and/or
●	provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof).

Our board of directors may at any time, and from time to time, amend or suspend the 2017 ESPP, or any portion of the 2017 ESPP. We will obtain stockholder approval for any amendment if such approval is required by Section 423 of the Internal Revenue Code of 1986, as amended, or the Code. Further, our board of directors may not make any amendment that would cause the 2017 ESPP to fail to comply with Section 423 of the Code. The 2017 ESPP may be terminated at any time by our board of directors. Upon termination, we will refund all amounts in the accounts of participating employees.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 90% of his or her pre-tax compensation, up to a statutory limit, which was $20,500 for 2022 and is $22,500 for 2023. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2022 was up to an additional $6,500 above the statutory limit and in 2023 is up to an additional $7,500 above the statutory limit. We also make discretionary matching contributions to our 401(k) plan equal to 50% of the employee contributions up to 4% of the employee’s salary, subject to the statutorily prescribed limit, which was equal to $20,500 in 2022 and $22,500 in 2023. The discretionary matching contributions were capped at $6,100 in 2022 and 2023. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions and our discretionary match. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following certain procedures.

Pay Versus Performance Disclosure

The following tables and related disclosures provide information about (i) the “total compensation” of our CEO, and our other named executive officers (the “Other NEOs” or the “Non-CEO NEOs”) as presented in the Summary Compensation Table on page 27 of this proxy statement, (ii) the “compensation actually paid” to our CEO and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, (iii) certain financial performance measures, and (iv) the relationship of the “compensation actually paid” to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and does not necessarily reflect value actually realized by the executives or how our compensation committee evaluates compensation decisions in light of company or individual performance.

Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(1)(2)(3)	Average Summary Compensation Table Total for Non-CEO NEOs(1)	Average Compensation Actually Paid to Non-CEO NEOs(1)(2)(3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4)	Net Income/ (Loss) (in thousands)
2022	$1,868,299	$1,221,699	$1,009,753	$772,313	$11.25	$(44,822)
2021	$2,772,056	$(1,025,526)	$1,330,163	$(282,646)	$17.85	$(142,605)

(1)	The CEO for 2022 and 2021 is Mark Iwicki. The Non-CEO NEOs for whom the average compensation is presented in this table for 2022 and 2021 are Todd Bazemore and Kim Brazzell.
(2)	The amounts shown as Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s NEOs. These amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as described in footnote 3 below.
(3)	Compensation Actually Paid reflects the exclusions and inclusions for the CEO and the Non-CEO NEOs set forth below. Amounts excluded, which are set forth in the “Minus Stock and Option Awards from Summ. Comp. Table” columns below, represent the Stock Awards and Option Awards reported in the Stock Awards and Option Awards columns of the Summary Compensation Table for each applicable year. Amounts added back to determine Compensation Actually Paid are made up of the following components which are set forth in the table below, as applicable: (i) the fair value as of the end of the fiscal year of outstanding and unvested equity awards granted in that year; (ii) the change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year; (iii) the fair value as of the vesting date of equity awards that were granted and vested in that year; and (iv) the change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year. The fair value at the end of the prior year of awards granted in any prior year that failed to meet applicable vesting conditions during the covered year are subtracted, although there were no such awards for the CEO or the Non-CEO NEOs in 2021 or 2022. Equity values are calculated in accordance with FASB ASC Topic 718.

Year	Summary Comp. Table Total for CEO	Minus Stock and Option Awards from Summ. Comp. Table	Plus Year-End Equity Value of Unvested Awards Granted During Year	Plus Change in Value of Unvested Awards Granted in Prior Years	Plus Value of Awards Granted and Vested During Year	Plus Change in Value of Prior Years’ Awards Vested During Year	Comp. Actually Paid to CEO
2022	$1,868,299	$770,803	$373,916	$(87,941)	$56,598	$(218,370)	$1,221,699
2021	$2,772,056	$1,852,166	$237,713	$(1,691,503)	$211,107	$(702,733)	$(1,025,526)

Year	Avg. Summary Comp. Table Total for Other NEOs	Minus Avg. Stock and Option Awards from Summ. Comp. Table	Plus Avg. Year-End Equity Value of Unvested Awards Granted During Year	Plus Avg. Change in Value of Unvested Awards Granted in Prior Years	Plus Avg. Value of Awards Granted and Vested During Year	Plus Avg. Change in Value of Prior Years’ Awards Vested During Year	Average Comp. Actually Paid to Other NEOs
2022	$1,009,753	$242,777	$119,239	$(35,980)	$17,383	$(95,305)	$772,313
2021	$1,330,163	$671,781	$86,330	$(774,487)	$75,591	$(328,462)	$(282,646)

For the equity values included in the above tables, the valuation assumptions used to calculate fair values of stock options were materially different from those disclosed at the time of the grant of the stock options. The assumptions used in determining fair value of the stock options that vested during 2021 and 2022, or that were outstanding as of December 31, 2021 or December 31, 2022, as applicable, are as follows:

	Options Vested During Year or Outstanding on
	December 31 of:
	2022	2021
Expected Volatility	76.55% - 90.12%	73.56% - 79.70%
Risk-Free Interest Rate	1.44% - 4.20%	0.11% - 1.56%
Expected Dividend Yield	0%	0%
Expected Term (in years)	4.87 - 9.83	1.98 - 9.41

(4)	Total Shareholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in Kala common stock on December 31, 2020.

Description of Relationship Between NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and the Company’s TSR over the fiscal two year period from 2021 through 2022.

Description of Relationship Between NEO Compensation Actually Paid and Net Income/(Loss)

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and the Company’s Net Income (Loss) over the fiscal two year period from 2021 through 2022.

Rule 10b5-1 Sales Plans

Our directors and executive officers have adopted and may in the future adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. It also is possible that the director or officer could amend or terminate the plan when not in possession of material, nonpublic information. In addition, our directors and executive officers may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Anti-Hedging Policies

Our insider trading policy expressly prohibits all of our employees, including our executive officers, and our directors from engaging in any purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities.

Director Compensation

The table below shows all compensation to our non-employee directors during 2022.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Stock Awards ($)(1)	Total ($)
Mark S. Blumenkranz	56,083	10,152	—	66,235(4)
Marjan Farid(5)	9,266	7,527	—	16,793
Gregory Grunberg(6)	27,692	—	—	27,692
Andrew I. Koven	88,750	12,690	—	101,440
C. Daniel Myers	62,500	10,152	—	72,652
Robert Paull	70,000	10,152	—	80,152
Gregory D. Perry	70,000	10,152	—	80,152
Howard B. Rosen	67,500	10,152	—	77,652

(1)	The aggregate amount of outstanding options and RSUs held by each non-employee director as of December 31, 2022 were as follows:

Name	Aggregate Options Outstanding (#)	Aggregate Restricted Stock Units Outstanding (#)
Mark S. Blumenkranz	1,640	—
Marjan Farid	1,600	—
Gregory Grunberg	—	—
Andrew I. Koven	2,197	1,060
C. Daniel Myers	1,640	—
Robert Paull	1,738	800
Gregory D. Perry	1,738	800
Howard B. Rosen	2,502	800

(2)	The amounts reported in the “Option Awards” column reflects the aggregate grant date fair value of options awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. For the assumptions underlying the valuation of the stock option grants, see Note 14 to our financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 3, 2023.

(3)	The number of shares of common stock underlying stock options granted to the following non-employee directors in 2022 were as follows:

Name	Grant Date	Number of Shares Underlying Stock Options Granted in 2022 (#)
Mark S. Blumenkranz	6/16/2022	800
Marjan Farid	10/31/2022	1,600
Gregory Grunberg	—	—
Andrew I. Koven	6/16/2022	1,000
C. Daniel Myers	6/16/2022	800
Robert Paull	6/16/2022	800
Gregory D. Perry	6/16/2022	800
Howard B. Rosen	6/16/2022	800

(4)	Does not include consideration received by Dr. Blumenkranz from us in his capacity as an equityholder of Combangio in connection with the Combangio Acquisition. For a further description of such consideration, see the section entitled “Related Person Transactions”.
(5)	Dr. Farid was appointed to our board of directors in October 2022.
(6)	Dr. Grunberg’s term as a member of the board expired, and he ceased being a director on June 16, 2022.

Mr. Iwicki, one of our directors who also serves as our Chief Executive Officer, does not receive any additional compensation for his service as a director. The compensation that we pay to our Chief Executive Officer is discussed under “–Summary Compensation Table” and “–Narrative Disclosure to Summary Compensation Table.”

During the year ended December 31, 2022, our non-employee directors were entitled to compensation for their services on our board of directors as follows:

●	each non-employee director was entitled to receive an option to purchase 1,600 shares of our common stock, upon his or her initial election or appointment to our board of directors (the “Initial Award”), which option vests with respect to one third of the shares on the first anniversary of the grant and with respect to an additional 1/36th of the shares on each monthly anniversary thereafter and vest automatically as to 100% of the unvested portion of such option upon specified change in control events;
●	each non-employee director who has then served on our board of directors for at least six months was entitled to receive, on the date of the first board meeting held after each annual meeting of stockholders, an option to purchase 800 shares of our common stock, and if then serving as the Lead Independent Director, an option to purchase 1,000 shares of our common stock, which options will vest (A) on the earlier of (i) the first anniversary date of the previous year’s annual meeting or (ii) the date of the first annual meeting following the grant date, and (B) automatically as to 100% of the unvested portion of such options upon specified change in control events (the “Annual Awards”);
●	each non-employee director was entitled to receive an annual fee of $50,000;
●	the Lead Independent Director was entitled to receive an additional annual fee of $18,750; and
●	each non-employee director who served as member of a committee of our board of directors was entitled to receive additional compensation as follows:

o	audit committee-an annual non-chair retainer of $10,000; chair annual retainer of $20,000;
o	compensation committee-an annual non-chair retainer of $7,500; chair annual retainer of $15,000; and
o	nominating and corporate governance committee-an annual non-chair retainer of $5,000; chair annual retainer of $10,000.

Each member of our board of directors also is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which he or she serves.

In May 2023, upon the recommendation of our compensation committee, our board of directors changed (i) the Initial Award to an option to purchase 8,300 shares of our common stock and (ii) the Annual Awards to an option to purchase 2,500 shares of our common stock and restricted stock units for 1,100 shares of our common stock (or if then serving as our Lead Independent Director, an option to purchase 3,150 shares of our common stock and restricted stock units for 1,400 shares of our common stock), in each case, retaining the vesting conditions described above.

In addition, each of our directors is eligible to participate in our option exchange program See “–Narrative Disclosure to Summary Compensation Table–Option Exchange Program” for additional information.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2022. As of December 31, 2022, we had three equity compensation plans, our 2009 Plan, our 2017 Plan and our 2017 ESPP, each of which was approved by our stockholders. We have also made inducement awards to certain new hires, which awards were not approved by our stockholders.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options warrants and rights (a)		Weighted-Average exercise price of outstanding options warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	207,791	(1)	$252.07	(2)	92,923	(3)(4)(5)
Equity compensation plans not approved by security holders	11,080	(6)	$336.62		-
Total	218,871		$256.35		92,923

(1)	Includes shares of our common stock issuable upon exercise of options to purchase common stock awarded under our 2009 Plan and 2017 Plan and shares of our common subject to outstanding restricted stock units awarded under our 2017 Plan. The number in the table assumes maximum performance for all outstanding unvested performance-based stock options.

(2)	The calculation does not take into account the 8,347 shares of common stock subject to outstanding restricted stock units. Such shares will be issued at the time such awards vest (or upon the earlier of the director’s cessation of service or certain “change in control events”, if a non-employee director elects to defer the receipt of such restricted stock units), without any cash consideration payable for those shares.
(3)	Includes 77,375 shares of our common stock available for issuance under our 2017 Plan and 15,548 shares of common stock available for issuance under our 2017 ESPP.
(4)	The number of shares of common stock reserved for issuance under the 2017 Plan will be increased on the first day of each fiscal year through January 1, 2027, in amount equal to the lowest of: (i) 71,475 shares of common stock, (ii) 4% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year or (iii) an amount determined by our board of directors. On January 1, 2023, the shares under the 2017 Plan were increased by 68,278 shares pursuant to the annual increase described above.
(5)	The number of shares of our common stock reserved for issuance under the 2017 ESPP will be increased on the first day of each fiscal year through January 1, 2029, in an amount equal to the lowest of: (1) 17,868 shares of common stock, (2) 1% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year or (3) an amount determined by our board of directors. On January 1, 2023, the shares under the 2017 ESPP were increased by 17,069 shares pursuant to the annual increase described above.
(6)	Represents inducement option awards granted to employees in accordance with Nasdaq Listing Rule 5635(c)(4) each with an exercise price equal to closing price of our common stock on the date of grant and vesting over four years with 25% of the shares underlying each option vesting on the first anniversary of the applicable employee’s new hire date and 2.0833% vesting monthly thereafter. Includes inducement option awards to purchase 2,000 shares of our common stock granted on November 15, 2021 to Darius Kharabi.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. The audit committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022 and discussed them with Company management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

The audit committee has received from, and discussed with, Deloitte & Touche LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission. In addition, the audit committee has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with us concerning independence, have considered the compatibility of non-audit services with the auditors’ independence and have discussed with Deloitte & Touche LLP its independence from management and the Company.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors
Gregory D. Perry, Chair
Robert Paull
Howard B. Rosen

MATTERS TO BE VOTED ON

Proposal 1: Election of Directors

Our Restated Certificate of Incorporation provides for a classified board of directors. This means our board of directors is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

Our board of directors consists of eight members, divided into three classes as follows:

●	Class I is comprised of Marjan Farid, M.D., Andrew I. Koven and Gregory D. Perry, each with a term ending at the 2024 annual meeting of stockholders;
●	Class II is comprised of Mark S. Blumenkranz, M.D. and Mark Iwicki, each with a term ending at the 2025 annual meeting of stockholders; and
●	Class III is comprised of C. Daniel Myers, Robert Paull and Howard B. Rosen, each with a term ending at the 2023 annual meeting of stockholders.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

Our board of directors, on the recommendation of our nominating and corporate governance committee, has nominated C. Daniel Myers and Howard B. Rosen for election as Class III directors, each with a term ending at the 2026 annual meeting of stockholders. Mr. Rosen is standing for re-election by our stockholders. Our board of directors, upon the recommendation of our nominating and corporate governance committee, appointed Mr. Myers to our board of directors in October 2021 and he will stand for election by our stockholders. Mr. Paull is not standing for re-election at the 2023 annual meeting of stockholders.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the Class III nominees identified above to a three-year term ending at the 2026 annual meeting of stockholders, each such nominee to hold office until his successor has been duly elected and qualified. Each of the nominees has indicated a willingness to continue to serve as director, if elected. In the event that any nominee should be unable to serve, discretionary authority is reserved for the named proxy holders to vote for a substitute, or to reduce the number of directors to be elected, or both. We do not expect that any of the nominees will be unable to serve if elected.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF C. DANIEL MYERS AND HOWARD B. ROSEN TO SERVE AS CLASS III DIRECTORS.

Proposal 2: Advisory Vote on Executive Compensation

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years, which is the subject of Proposal 3.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Executive and Director Compensation” section of this proxy statement beginning on page 25 describes in detail our executive compensation programs and the decisions made by our compensation committee and our board of directors with respect to the fiscal year ended December 31, 2022. Our executive compensation embodies a pay-for-performance philosophy that supports our business strategy, aligns the interests of our executives with our stockholders and promotes company performance. At the same time, we believe our program does not encourage excessive risk-taking by management. While we do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation, we generally strive to provide our named executive officers with a mix of short-term and long-term performance-based incentives to encourage consistently strong performance, and our board of directors and our compensation committee believe that this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. Neither the outcome of this advisory vote nor of the advisory vote included in Proposal 3 overrules any decision by the company or our board of directors (or any committee thereof), creates or implies any change to the fiduciary duties of the company or our board of directors (or any committee thereof), or creates or implies any additional fiduciary duties for the company or our board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING “FOR” PROPOSAL 2.

Proposal 3: Advisory Vote on the Frequency of Future Executive Compensation Advisory Votes

In Proposal 2, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal 3, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Stockholders may vote for a frequency of every one, two, or three years, or may abstain.

Our board of directors will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding, our board of directors may decide that it is in the best interests of our stockholders and the company to hold the advisory vote to approve executive compensation more or less frequently. In the future, we will propose an advisory vote on the frequency of the executive compensation advisory vote at least once every six calendar years.

After careful consideration, our board of directors believes that an executive compensation advisory vote should be held every year, and therefore our board of directors recommends that you vote for a frequency of every ONE YEAR for future executive compensation advisory votes.

Our board of directors believes that an annual executive compensation advisory vote will facilitate more direct stockholder input about executive compensation. An annual executive compensation advisory vote is consistent with our policy of reviewing our compensation program annually, as well as being accountable to our stockholders on corporate governance and executive compensation matters. We believe an annual vote would be the best governance practice for our company at this time.

OUR BOARD OF DIRECTORS BELIEVES THAT HOLDING THE EXECUTIVE COMPENSATION ADVISORY VOTE EVERY YEAR IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS VOTING FOR A FREQUENCY OF EVERY “ONE YEAR”.

Proposal 4: Approval of Amended and Restated 2017 Equity Incentive Plan

Why We Are Requesting Stockholder Approval of an Amendment and Restatement of the 2017 Equity Incentive Plan

Background

We have successfully executed on our corporate strategy to divest our commercial assets and to return to our roots as a development company. We are focused on the advancement of our innovative pipeline of development programs, including KPI-012, our clinical-stage product candidate for persistent corneal epithelial defects. The effectiveness of the execution on our strategic plan and our ability to achieve success in the progress of our programs has been and continues to be dependent on our ability to recruit, retain and incentivize the best available employees and directors.

A critical step in implementing our strategic plan was raising equity capital to fund our operations and development plans. In particular, in December 2022, we issued common stock and Series E Convertible Non-Redeemable Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”) in a private placement (the “Private Placement”), for gross proceeds of $31 million. The proceeds from the Private Placement were vital to advancing the clinical development of KPI-012, but the issuance of additional common stock and Series E Preferred Stock resulted in dilution of common stock of approximately 75%. As a result, the equity holdings of our executives, employees and directors were substantially diluted such that our key talent, including our executive team, no longer holds market competitive interests in our company.

The Kala Pharmaceuticals, Inc. 2017 Equity Incentive Plan, as amended (the “2017 Plan”), is our existing equity incentive plan and was adopted in connection with our initial public offering (our “IPO”), with the plan being originally approved by the board of directors on July 1, 2017 and by our stockholders on July 19, 2017. On April 20, 2020, the board of directors approved an amendment to the 2017 Plan to increase the number of shares available for the issuance thereunder, which amendment was approved by our stockholders on June 25, 2020. However, the number of shares remaining available for issuance under the 2017 Plan, including the annual increases under the evergreen provision, is insufficient to meet our equity compensation needs. We have a practice of granting equity-based awards broadly throughout our organization, as we believe that using equity as a means of compensation best aligns the interests of our employees and directors with the interests of our stockholders. We also know that our ability to continue to grant equity awards to all of our employees as part of our compensation program is entirely necessary for us to remain competitive in the challenging markets in which we compete for talent.

In order to retain and incentivize our employees and directors, our board of directors proposed that our stockholders approve an option exchange program (the “Option Exchange Program”). At our special meeting of stockholders on April 24, 2023, our stockholders approved the Option Exchange Program, and the implementation of the Option Exchange Program will, with respect to those who participate in the program, restore the equity holdings of executives, employees and directors by such persons exchanging outstanding options that are underwater (i.e., the options have exercise prices exceeding the current trading price) for restricted stock units (“RSUs”) so that those holdings once again become retentive and aligned with the interests of stockholders. However, because of the Private Placement, those holdings, even once restored under the Option Exchange Program, are not market competitive and are not consistent with the equity holdings on a percentage of the company basis that our executives, employees and directors could receive at competing companies.

Further, while the 2017 Plan includes an evergreen provision that effects an annual increase in the shares available under the 2017 Plan, the existing terms of that increase include an annual cap on the number of shares that can be added to the 2017 Plan pursuant to the evergreen that was established at the time of our IPO. The annual cap was not intended to meaningfully limit the annual increase (but rather was included for compliance with certain tax rules related to “incentive stock options” (as defined below)). Because our capitalization has increased so significantly since the IPO (as a result of the Private Placement and other capital raising transactions), the annual share cap on the evergreen meaningfully limits the number of shares annually added to the 2017 Plan pursuant to the evergreen such that the evergreen does not accomplish its intended purpose – to replenish the pool of shares available to the Company to provide ongoing, market competitive equity grants that are consistent with those of our peers and the other companies with which we compete for talent.

Based on the foregoing and upon the recommendation of the compensation committee, our board of directors approved an amendment and restatement of the 2017 Plan to: (i) increase the number of shares available for issuance under the plan by 1,250,000 shares, subject to adjustment in the event of stock splits, stock dividends and certain other events; (ii) eliminate the fixed share cap on the annual increase in the shares available for issuance under the plan and clarify that the percentage increase is based on the number of shares of common stock outstanding (assuming the conversion of all outstanding shares of convertible preferred stock into common stock, including the shares of Series E Preferred Stock, without regard to any restrictions or limitations on conversion), but maintain the percentage increase at 4% of such shares on the date of such increase (or a lesser amount determined by our board of directors); (iii) limit the number of incentive stock options that can be granted under the plan to 7,738,761 shares of common stock, subject to adjustment in the event of stock splits, stock dividends and certain other events; (iv) add an annual limit on non-employee director compensation, including cash and the value of equity awards, of $750,000 for incumbent directors and $1 million in a director’s first year of service; and (v) extend the term of the plan (including the duration of the evergreen) to 10 years from the date that stockholders approve the A&R 2017 Plan. We refer to the proposed amended and restated 2017 Plan as the “A&R 2017 Plan”.

If the A&R 2017 Plan is approved by our stockholders, the 1,250,000 shares newly reserved under the A&R 2017 Plan would represent approximately 54.1% of our 2,309,287 outstanding shares of common stock as of May 1, 2023, or approximately 16.4% of our 7,623,687 outstanding shares of common stock as of May 1, 2023 (assuming the conversion of all outstanding shares of convertible preferred stock into common stock, including the shares of Series E Preferred Stock, as of such date, without regard to any restrictions or limitations on conversion). Our board of directors believes the proposed dilution to stockholders as a result of the amendment and restatement of the 2017 Plan is judicious and sustainable and, importantly, critical to meet our business goals.

Purpose of Equity Compensation

Our board of directors believes that equity compensation provides a meaningful and differentiating incentive for our employees, directors and other service providers, creates an essential link between our service providers and our stockholders and allows us to conserve cash resources to support our growth and development objectives. Our board of directors further believes that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. Central to these objectives is our equity compensation program, which is consistent with our compensation philosophy and the compensatory practices of biopharmaceutical and other companies that we compete with for talent. Therefore, we are asking our stockholders to approve the A&R 2017 Plan to enable us to continue to retain and motivate all of our employees, directors and other service providers and provide them with compensation that is linked to our growth as well as the creation of stockholder value.

We utilize the 2017 Plan to grant equity awards to our existing employees, directors, consultants and advisors in order to retain and reward those who are critical to our success. In addition to awards under the 2017 Plan, we have for the past five years relied on the inducement grant exception under Nasdaq Listing Rule 5635(c)(4) to grant nonstatutory stock options (the “Inducement Awards”) to nearly all of our newly hired full-time employees who are eligible under the Nasdaq rules to receive such grants. However, we are not permitted to grant inducement awards to current employees.

If the A&R 2017 Plan is not approved by our stockholders, we will not be able to grant any meaningful equity awards to our existing employees, directors and other service providers, which would force us to increase the cash component of our compensation programs to retain and motivate our employees, directors and other service providers, putting us at a significant disadvantage compared to our competitors and adversely impacting our business.

Additional Shares Requested

Our compensation committee determined the requested increase in the number of shares provided for in the A&R 2017 Plan based on projected equity awards to our employees and directors, employee recognition and promotion awards, and an assessment of the magnitude of increase that our stockholders would likely find appropriate and after accounting for the impact of the approval of the Option Exchange Program on efforts to retain and incent existing employees and directors. We and our board of directors also understand that our equity compensation needs must be balanced against the dilutive effect of such equity compensation on our stockholders. If stockholders approve the A&R 2017 Plan, subject to adjustment in the event of stock splits, stock dividends and other similar events, awards may be made under the A&R 2017 Plan for up to a number of shares of common stock equal to the sum of: (i) 1,569,136 shares of common stock; (ii) such additional number of shares of common stock (up to 70,675) as is equal to the sum of (x) the number of shares of common stock that were reserved for issuance under our 2009 Employee, Director and Consultant Equity Incentive Plan, as amended (the “2009 Plan”) which remained available for grant immediately prior to the effectiveness of the registration statement with respect to our IPO and (y) the number of shares of common stock subject to awards granted under our 2009 Plan that were outstanding as of such date which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options to any limitations under the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”)) and (iii) an annual increase to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2024 and continuing until, and including, the fiscal year ending December 31, 2033, equal to the lower of (a) 4% of the sum of (I) the number of outstanding shares of common stock on such date and (II) the number of shares of common stock issuable upon conversion of any outstanding shares of convertible preferred stock of the Company on such date (without regard to any restrictions or limitations on conversion) and (b) an amount determined by the board of directors.

The following table includes information, as of May 1, 2023, regarding all of our (i) outstanding equity awards under all of our equity compensation plans and arrangements (including outstanding Inducement Awards but excluding our Amended and Restated 2017 Employee Stock Purchase Plan (the “ESPP”)), (ii) shares available for future awards under the 2017 Plan (prior to the amendment and restatement of the plan) and (iii) shares available for future awards under the A&R 2017 Plan (assuming approval of this Proposal 4 by our stockholders but not reflecting any future evergreen increases), and such information as of May 1, 2023 assuming that all persons eligible to participate in the Option Exchange Program had participated in such program and that the program had been implemented and completed as of such date), as well as information regarding our outstanding shares of common stock (including after assuming the conversion of all outstanding shares of Series E Preferred Stock into common stock without regard to any restrictions or limitations on conversion) as of such date:

	Assuming No Participation in Option Exchange Program		Assuming Full Participation in Option Exchange Program
Number of shares underlying outstanding time-vesting options	187,795		9,426	(6)
Number of shares underlying outstanding performance-vesting options (assuming target performance)(1)	5,940		—
Weighted average exercise price of all outstanding options	$247.52		$80.23
Weighted average remaining contractual term of all outstanding options	6.47	years	9.17	years
Number of outstanding restricted stock units	148,093		332,402
Shares available under the 2017 Plan (prior to amendment and restatement and assuming target performance for performance-based options)(2)	15,761		5,231
New shares requested for approval pursuant to the A&R 2017 Plan (3)	1,250,000		1,250,000
Total number of shares available for issuance under all plans (excluding the ESPP and assuming approval of the A&R 2017 Plan and target performance for performance-based options) (3)(4)	1,265,761		1,255,231
Number of shares of common stock outstanding	2,309,287		2,309,287
Number of shares of common stock outstanding (assuming the conversion of all outstanding shares of convertible preferred stock into common stock, including the shares of Series E Preferred Stock, without regard to any restrictions or limitations on conversion)(5)	7,623,687		7,623,687

(1)	The number shares underlying outstanding performance-based options assuming maximum performance is 6,930.
(2)	The number of shares remaining available for issuance under the 2017 Plan (prior to amendment and restatement) assuming maximum performance of outstanding performance-based options is 14,771.
(3)	Does not reflect evergreen increases in fiscal years 2024 through 2033.
(4)	The total number of shares remaining available for issuance under all plans assuming approval of the A&R 2017 Plan and maximum performance for performance-based options is 1,264,771.
(5)	Each outstanding share of Series E Preferred Stock is convertible into 100 shares of common stock at the option of the holder, subject to certain beneficial ownership limitations (which limitations are disregarded for purposes of this Proposal 4). As of May 1, 2023, the Company had no shares of convertible preferred stock outstanding, other than the outstanding shares of its Series E Preferred Stock.
(6)	Represents options not eligible to be exchanged for RSUs under the Option Exchange Program.

As of May 1, 2023, there were only outstanding stock options and restricted stock units, and there were no outstanding shares of restricted stock, stock appreciation rights (“SARs”), or any other stock-based awards.

As noted above, even after the implementation of the Option Exchange Program, our executives, employees and directors will not hold market-competitive interests in our company. As a result, we expect to make an additional equity grant to our executives, employees and directors in 2023 in an effort to bring their equity interests in our company closer to a market-competitive position. This may require use of a substantial portion of the share pool increase, in which case we expect to rely on the annual evergreen increase to make future equity awards under the A&R 2017 Plan. We expect that the proposed share pool under the A&R 2017 Plan, including the annual evergreen increases, will allow us to continue to grant equity awards (other than to newly hired employees who will generally receive Inducement Awards to the extent eligible) for at least several years, but the actual duration of the share pool, including the annual evergreen increases, may vary based on changes in participation, the Company’s stock price and market practice. If stockholders do not approve the amendment and restatement of the 2017 Plan, the 2017 Plan will remain in effect pursuant to its current terms.

We believe that our stock-based compensation programs have been integral to our success in the past and are critical to our ability to succeed in the future. If the A&R 2017 Plan is not approved by our stockholders, we will not be able to grant equity awards that are sufficient to meet our needs. The inability to grant competitive equity awards to retain talented employees in a highly competitive market would likely have an adverse impact on our business. Further, if the A&R 2017 Plan is not approved, we would be forced to increase cash compensation, which would reduce the resources we have allocated to meeting our business needs and objectives, which we do not believe would be as effective or in the best interests of our stockholders. Therefore, the approval of the A&R 2017 Plan is vital to our future success.

Accordingly, our board of directors believes approval of the A&R 2017 Plan is in the best interests of the Company and its stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN.

The remainder of this Proposal 4 includes:

●	Highlights of the A&R 2017 Plan
●	Reasons Why Stockholders Should Approve the A&R 2017 Plan
●	Information Regarding Overhang and Burn Rate
●	Description of the A&R 2017 Plan

Highlights of the A&R 2017 Plan

The A&R 2017 Plan includes several features that are designed to protect the interests of our stockholders and to align with sound corporate governance practices. Certain of these features are highlighted below, and these and other terms of the A&R 2017 Plan are more fully described in the summary of the A&R 2017 Plan further below as well as in the copy of the A&R 2017 Plan in Appendix A to this proxy statement.

●	No Repricing of Awards Without Stockholder Approval. The A&R 2017 Plan prohibits the direct or indirect repricing of stock options or SARs, without stockholder approval.
●	No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.
●	Limit on Non-Employee Director Compensation. The maximum aggregate amount of cash paid and value of awards (calculated based on grant date fair value for financial reporting purposes) granted to any non-employee director for services as a director in any calendar year may not exceed $750,000 in the case of an incumbent director. However, such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director for services as a director in such non-employee director’s initial year of election or appointment. Exceptions to these limitations are set forth in the A&R 2017 Plan; other exceptions may only be made by our Board of Directors in extraordinary circumstances provided that the non-employee director receiving any additional compensation does not participate in the decision to award such compensation.
●	Dividends and Dividend Equivalents on Restricted Stock and Restricted Stock Units Not Paid Until Award Vests. Any dividends or dividend equivalents paid with respect to restricted stock or restricted stock units will be subject to the same restrictions on transfer and forfeitability as the award with respect to which it is paid.
●	No “Single Trigger” Vesting Upon Change in Control. Awards granted under the A&R 2017 Plan will not automatically vest solely as a result of a change in control.
●	Limited Transferability of Awards. Awards granted under the A&R 2017 Plan are generally not transferable with limited exceptions for certain transfers to family members or trusts or other entities established for the benefit of family members.
●	Administered by an Independent Committee. The A&R 2017 Plan is administered by the compensation committee which is made up entirely of independent directors.

Reasons Why Stockholders Should Approve the A&R 2017 Plan

Incentivizes, Retains and Motivates Talent. It is critical to our success that we incentivize, retain and motivate the most talented employees in what is a tremendously competitive labor market. Our equity compensation program has always been and will continue to be an essential component in our ability to pay market-competitive compensation to our employees.

Broad-based Eligibility for Equity Awards. Our equity incentive program is broad-based, with all eligible employees receiving equity awards annually as part of our annual performance review based upon level, performance and contribution. Furthermore, since our board of directors typically grants awards to employees that generally vest over a three year period with respect to RSUs or four-year period with respect to options in the case of time-based awards, employees must remain with us for a substantial period of time in order to realize the potential benefits of their equity awards.

Aligns with our Pay-for-Performance Compensation Philosophy. We believe that equity compensation is inherently performance-based. As the value of our common stock appreciates, our employees receive greater compensation at the same time that our stockholders are receiving a greater return on their investment. Conversely, if the stock price does not appreciate following the grant of an equity award, then our employees would not receive any compensation with respect to stock options and would receive lower compensation than intended with respect to RSUs.

Aligns Employee and Director Interests with Stockholder Interests. Providing our employees and non-employee directors with compensation in the form of equity directly aligns the interests of those employees and directors with the interests of our stockholders. If the A&R 2017 Plan is approved by stockholders, we will be able to continue granting equity incentives that foster this alignment between our employees and non-employee directors and our stockholders.

Consistent with Stockholder Interests and Sound Corporate Governance. As described under the heading “Background,” “Highlights of the A&R 2017 Plan” and more thoroughly below, the A&R 2017 Plan includes many features that are consistent with the interests of our stockholders and sound corporate governance.

Information Regarding Overhang and Burn Rate

In developing our share request for the A&R 2017 Plan and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate.”

Overhang is a measure of potential dilution, which we define as the sum of (i) the total number of shares underlying all equity awards outstanding under all of our equity incentive plans and any Inducement Awards granted outside of a plan and (ii) the total number of shares available for future grants under all of our equity incentive plans (other than our ESPP), divided by the sum of (x) the total number of shares underlying all equity awards outstanding under all of our equity incentive plans and any Inducement Awards granted outside of a plan, (y) the total number of shares remaining available for future grants under all of our equity incentive plans (other than our ESPP) and (z) the number of outstanding shares of common stock. Because the number of shares of common stock outstanding will be significantly affected by whether our outstanding shares of Series E Preferred Stock are converted into common stock, the bullets below present the overhang calculation both with and without reflecting such conversion.

As of May 1, 2023, (i) the total number of shares underlying all equity awards outstanding under all of our equity incentive plans (assuming target performance for outstanding performance-based options) and any Inducement Awards granted outside of a plan was 193,725 shares; (ii) the total number of shares available for future grants under all of our equity incentive plans (other than our ESPP) (assuming target performance for outstanding performance-based options) was 15,761 shares; (iii) the total number of shares available for future grants under all of our equity incentive plans (other than our ESPP) assuming target performance for outstanding performance-based options and approval of the A&R 2017 Plan as of such date was 1,265,761 shares. The level of participation in the Option Exchange Program does not affect the overhang calculations below because the program allows for a 1:1 exchange of underwater options for RSUs.

●	Overhang Without Regard to Conversion of Series E Preferred Stock and Prior to Approval of A&R 2017 Plan. As of May 1, 2023, there were 2,309,287 shares of common stock outstanding, not including common stock issuable upon conversion of outstanding shares of Series E Preferred Stock. Based on these facts, our overhang prior to approval of the A&R 2017 Plan was 8.3%.
●	Overhang Including Conversion of Series E Preferred Stock and Prior to Approval of A&R 2017 Plan. As of May 1, 2023, there would have been 7,623,687 shares of common stock outstanding if all of the outstanding shares of Series E Preferred Stock had been converted into common stock as of such date and without giving effect to any restrictions or limitations on conversion. Based on these facts, our overhang assuming conversion of all outstanding shares of Series E Preferred Stock and prior to approval of the A&R 2017 Plan was 2.7%.
●	Overhang Without Regard to Conversion of Series E Preferred Stock and Assuming Approval of A&R 2017 Plan. As of May 1, 2023, there were 2,309,287 shares of common stock outstanding, not including common stock issuable upon conversion of outstanding shares of Series E Preferred Stock. Based on these facts, our overhang assuming approval of the A&R 2017 Plan was 38.7%.
●	Overhang Including Conversion of Series E Preferred Stock and Assuming Approval of A&R 2017 Plan. As of May 1, 2023, there would have been 7,623,687 shares of common stock outstanding if all of the outstanding shares of Series E Preferred Stock had been converted as of such date and without giving effect to any restrictions or limitations on conversion. Based on these facts, our overhang assuming conversion of all outstanding shares of Series E Preferred Stock and assuming approval of the A&R 2017 Plan was 16.1%.

The overhang figures above reflect the evergreen increase that occurred under the 2017 Plan on January 1, 2023 but do not reflect any evergreen increases in future years.

Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the aggregate number of shares subject to equity awards granted during the year under the 2017 Plan or pursuant to Inducement Awards by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2022, 2021 and 2020 fiscal years as well as an average over those years.

	2022	2021	2020
Awards Granted	85,181	57,057	55,190
Basic Weighted Average Number of Shares of Common Stock Outstanding	1,520,611	1,316,495	1,047,551
Gross Burn Rate (1)	5.6%	4.3%	5.3%
Three-year Average Net Burn Rate	5.1%

(1)	We define “gross burn rate” as the number of equity awards granted in the year divided by the basic weighted average number of shares of common stock outstanding.

Description of the A&R 2017 Plan

The following is a brief summary of the A&R 2017 Plan. A copy of the A&R 2017 Plan is attached as Appendix A to this proxy statement. References to our board of directors in this summary shall include the compensation committee or any similar committee appointed by our board of directors to administer the A&R 2017 Plan.

Types of Awards; Shares Available for Awards; Share Counting Rules

The A&R 2017 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options, SARs, restricted stock, restricted stock units, and other stock-based awards as described below, which we collectively refer to as awards.

Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the A&R 2017 Plan for up to the sum of (i) 1,569,136 shares of our common stock, (ii) such additional number of shares of our common stock (up to 70,675 shares) as is equal to (x) the number of shares of our common stock reserved for issuance under our 2009 Plan that remained available for grant under the 2009 Plan immediately prior to the effectiveness of the registration statement for our IPO, and (y) the number of shares of common stock subject to awards granted under the 2009 Plan, which awards expire, terminate or are otherwise surrendered, cancelled or forfeited or repurchased by us pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations under the Code), and (iii) an annual increase to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2024 and continuing until, and including, the fiscal year ending December 31, 2033, equal to the lower of (a) 4% of the sum of (I) the number of outstanding shares of common stock on such date and (II) the number of shares of common stock issuable upon conversion of any outstanding shares of convertible preferred stock of the Company on such date (without regard to any restrictions or limitations on conversion) and (b) an amount determined by the board of directors. Awards with respect to no more than 7,738,761 shares of common stock may be granted in the form of incentive stock options under the Plan, subject to adjustment in the event of stock splits, stock dividends or similar events.

The A&R 2017 Plan provides that the maximum aggregate amount of cash and value of awards (calculated based on grant date fair value for financial reporting purposes) granted to any individual non-employee director for services as a director in any calendar year may not exceed $750,000 in the case of an incumbent director. However, such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director for services as a director in such non-employee director’s initial year of election or appointment. Fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance, amounts paid and the value of awards granted pursuant to a bona fide consulting agreement for services other than as a director and any amounts paid to a non-employee director as reimbursement of an expense will not count against this limit. Exceptions to this limitation may only be made by our Board of Directors in extraordinary circumstances provided that any non-employee director receiving additional compensation does not participate in the decision to award such compensation.

For purposes of counting the number of shares available for the grant of awards under the A&R 2017 Plan, all shares of common stock covered by SARs will be counted against the number of shares available for the grant of awards under the A&R 2017 Plan. However, SARs that may be settled only in cash will not be so counted. In addition, if we grant a SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the A&R 2017 Plan.

Shares covered by awards under the A&R 2017 Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of a SAR that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the A&R 2017 Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of a SAR, the number of shares counted against the shares available for the grant of awards under the A&R 2017 Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of common stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will be added back to the number of shares available for the future grant of awards under the A&R 2017 Plan.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our board of directors may grant awards under the A&R 2017 Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our board of directors determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the A&R 2017 Plan. Any such substitute awards shall not count against the overall share limits of the A&R 2017 Plan, except as required by reason of Section 422 and related provisions of the Code.

Descriptions of Awards

Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the option grant. An option that is not intended to be an “incentive stock option” is a “non-qualified stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If our board of directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the A&R 2017 Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The A&R 2017 Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable option agreement or approved by our board of directors, by (A) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to us sufficient funds to pay the exercise price and any required tax withholding or (B) delivery by the participant to us of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to us cash or a check sufficient to pay the exercise price and any required tax withholding, (iii) to the extent provided in the applicable option agreement or approved by our board of directors, and subject to certain conditions, by delivery of shares of common stock to us owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable non-qualified stock option agreement or approved by our board of directors, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our board of directors, by any other lawful means, or (vi) by any combination of these forms of payment.

Stock Appreciation Rights. A SAR is an award entitling the holder, upon exercise, to receive a number of shares of our common stock, or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The A&R 2017 Plan provides that the measurement price of a SAR may not be less than the fair market value of our common stock on the date the SAR is granted (provided, however, that if our board of directors approves the grant of a SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years.

Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the A&R 2017 Plan in connection with certain changes in capitalization and reorganization events, we may not (i) amend any outstanding option or SAR granted under the A&R 2017 Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (ii) cancel any outstanding option or SAR (whether or not granted under the A&R 2017 Plan) and grant in substitution therefor new awards under the A&R 2017 Plan (other than certain substitute awards issued in connection with an acquisition by us, described above) covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (iii) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (iv) take any other action under the A&R 2017 Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.

Restricted Stock Unit Awards. Restricted stock units, or RSUs, entitle the recipient to receive shares of our common stock, or cash equal to the fair market value of such shares, to be delivered at or after the time such award vests pursuant to the terms and conditions established by our board of directors. Our board of directors may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. Our board of directors may provide that a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded.

Other Stock-Based Awards. Under the A&R 2017 Plan, our board of directors may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our Board of directors may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the A&R 2017 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our board of directors may determine.

Eligibility to Receive Awards

All of the employees, officers, and directors, as well as the consultants and advisors of the Company, its parent and subsidiary corporations (as defined under Code Sections 424(e) and (f) of the Code, and of any other business venture in which the Company has a controlling interest (including, without limitation joint ventures and limited liability companies), as determined by the board of directors, are eligible to receive awards under the A&R 2017 Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code, our board of directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended, for the registration of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any transfer until such time as the participant and the permitted transferee have, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to us.

No Rights as a Stockholder; Clawback

No participant shall have any rights as a stockholder with respect to any shares of common stock to be issued with respect to an award granted under the A&R 2017 Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the A&R 2017 Plan, a participant agrees to be bound by any clawback policy that we have in effect or may adopt in the future.

Administration

The A&R 2017 Plan will be administered by our board of directors. Our board of directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the A&R 2017 Plan that it deems advisable and to construe and interpret the provisions of the A&R 2017 Plan and any award agreements entered into under the A&R 2017 Plan. Our board of directors may correct any defect, supply any omission or reconcile any inconsistency in the A&R 2017 Plan or any award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by our board of directors with respect to the A&R 2017 Plan and any awards made under the A&R 2017 Plan will be made in our board of directors’ discretion and will be final and binding on all persons having or claiming any interest in the A&R 2017 Plan or in any award.

Pursuant to the terms of the A&R 2017 Plan, our board of directors may delegate any or all of its powers under the A&R 2017 Plan to one or more committees or subcommittees of our board of directors. The board of directors has authorized the compensation committee to administer certain aspects of the A&R 2017 Plan, including the granting of awards to executive officers. Subject to any requirements of applicable law, our board of directors may delegate to one or more of our officers the power to grant awards (subject to limitations under the A&R 2017 Plan) to our employees or officers and to exercise such other powers under the A&R 2017 Plan as our board of directors may determine. However, the board of directors shall fix the terms of awards to be granted by such officers, the maximum number of shares subject to awards that the officers may grant, and the time period in which such awards may be granted. Further, no officer shall be authorized to grant awards to any of our “executive officers” (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any of our “officers” (as defined by Rule 16a-1(f) under the Exchange Act).

Subject to any applicable limitations contained in the A&R 2017 Plan, our board of directors, the compensation committee, or any other committee or officer to whom our board of directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.

Each award under the A&R 2017 Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our board of directors need not treat participants uniformly. Our board of directors will determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award. The board of directors may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our board of directors, to (i) the number and class of securities available under the A&R 2017 Plan and the number of awards that can be granted as incentive stock options, (ii) the share counting rules set forth in the A&R 2017 Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the A&R 2017 Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our board of directors’ approval) arising out of any act or omission to act concerning the A&R 2017 Plan unless arising out of such person’s own fraud or bad faith.

Amendment of awards. Except as otherwise provided under the A&R 2017 Plan with respect to repricing outstanding stock options or SARs, our board of directors may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a non-qualified stock option, provided that the participant’s consent to any such action will be required unless our board of directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the A&R 2017 Plan or the change is otherwise permitted under the terms of the A&R 2017 Plan in connection with a change in capitalization or reorganization event.

Reorganization Events

The A&R 2017 Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the A&R 2017 Plan as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.

Provisions Applicable to Awards Other than Restricted Stock. Under the A&R 2017 Plan, if a reorganization event occurs, our board of directors may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our board of directors determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and us): (i) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (v) provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. Our board of directors is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain restricted stock unit awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement.

Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our board of directors determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, our board of directors may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Provisions for Foreign Participants

Our board of directors may establish one or more sub-plans under the A&R 2017 Plan to satisfy applicable securities, tax or other laws of various jurisdictions. Our board of directors will establish such sub-plans by adopting supplements to the A&R 2017 Plan containing any limitations on our board of directors’ discretion under the A&R 2017 Plan and any additional terms and conditions not otherwise inconsistent with the A&R 2017 Plan as our board of directors deems necessary or desirable. All supplements adopted by our board of directors will be deemed to be part of the A&R 2017 Plan, but each supplement will only apply to participants within the affected jurisdiction.

Amendment or Termination

No award may be granted under the A&R 2017 Plan after June 21, 2033, but awards previously granted may extend beyond that date. Our board of directors may amend, suspend or terminate the A&R 2017 Plan or any portion of the A&R 2017 Plan at any time, except that (i) no amendment may be made to the A&R 2017 Plan to permit an option or SAR to be repriced without stockholder approval and (ii) no amendment that would require stockholder approval under the rules of Nasdaq may be made effective unless and until such amendment has been approved by our stockholders. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our board of directors may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the A&R 2017 Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the A&R 2017 Plan at the time the amendment is adopted, provided that our board of directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the A&R 2017 Plan. No award will be made that is conditioned on stockholder approval of any amendment to the A&R 2017 Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.

Plan Benefits

As of May 1, 2023, approximately 45 persons were eligible to receive awards under the A&R 2017 Plan, including 30 employees (excluding executive officers), 6 executive officers (all of whom are also employees), 7 non-employee directors, 1 consultant and 1 advisor.

The granting of awards under the A&R 2017 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group, other than as set forth below. However, we expect to make an additional equity grant to our executives, employees and directors in 2023 in an effort to bring their equity interests in our company closer to a market-competitive position. In addition, under the terms of our non-employee director compensation policy, on the date of the first board meeting held after the 2023 annual meeting of stockholders, we are obligated to grant to each of our non-employee directors who has then served on our board of directors for at least six months an option to purchase 2,500 shares of common stock and 1,100 RSUs, or if then serving as the lead independent director, an option to purchase 3,150 shares of common stock and 1,400 RSUs. Based on our current director compensation policy, which is more fully described above in the section entitled “Director Compensation”, future equity awards will be made to non-employee directors under the A&R 2017 Plan in years subsequent to 2023.

If our stockholders do not approve the A&R 2017 Plan, we will not be able to grant the annual options and RSUs under the director compensation policy to the non-employee directors under the 2017 Plan pursuant to its current terms. This could require us to increase the cash component of our non-employee director compensation policy, which would reduce the resources we have allocated to meeting our business needs and objectives, or to lower the total amount of compensation paid to our non-employee directors.

The following table sets forth information with respect to the awards that will be received by the following individuals and groups under the A&R 2017 Plan, to the extent that the awards are known and are not discretionary. Additional awards may be granted under the A&R 2017 Plan to these individuals and groups in the future, as determined in the discretion of the Board.

Name and Position	Dollar Value ($)	Number of Shares of Common Stock Underlying Option Awards (#)	Number of Shares of Common Stock Underlying Restricted Stock Units (#)
Mark Iwicki, Chief Executive Officer	—	—	—
Todd Bazemore, President and Chief Operating Officer	—	—	—
Kim Brazzell, Head of Research and Development and Chief Medical Officer	—	—	—
All current executive officers as a group	—	—	—
All current directors who are not executive officers as a group (1)	(2)	15,650	6,900
All employees, including all current officers who are not executive officers, as a group	—	—	—

(1)	Represents the annual stock option and RSU awards to be granted in 2023 to each non-employee director pursuant to the terms of our director compensation policy. On the date of the first board meeting held after the 2023 annual meeting of stockholders, we are obligated to grant to each of our non-employee directors who has then served on our board of directors for at least six months (excluding Robert Paull whose term will end at the 2023 annual meeting of stockholders because he is not standing for re-election) an option to purchase 2,500 shares of our common stock and 1,100 RSUs, or if then serving as the lead independent director, an option to purchase 3,150 shares of our common stock and 1,400 RSUs. Excludes (i) any equity awards that the non-employee directors will be entitled to receive under our director compensation policy for subsequent years following 2023 and (ii) any discretionary awards that any non-employee director may be awarded under the A&R 2017 Plan.
(2)	The exercise price per share of the options will be equal to the closing price of our common stock on The Nasdaq Capital Market on the date of grant. The value of stock options and RSUs to be granted under this director compensation policy will be determined using the same method we use to calculate the grant date fair value of stock options and RSUs in our financial statements included in our 2022 Annual Report.

On May 1, 2023, the last reported sale price of our common stock on The Nasdaq Capital Market was $15.36.

Awards Granted Under 2017 Plan

The following table sets forth information about all equity awards granted under the 2017 Plan since adoption of the 2017 Plan through May 1, 2023 to the individuals and groups described in the below table and does not give effect to the Option Exchange Program.

	Number of Shares of Common Stock Underlying Time-Based Stock Options Granted (#)(1)	Number of Shares of Common Stock Underlying Performance- Based Options Granted (#)(2)	Number of Shares of Common Stock Underlying Restricted Stock Units Granted (#)	Number of Shares of Common Stock Underlying Performance- Based Restricted Stock Units Granted (#)(2)
Named Executive Officers:
Mark Iwicki, Chief Executive Officer	44,227	3,780	44,211	3,566
Todd Bazemore, President and Chief Operating Officer	20,294	1,440	13,730	1,620
Kim Brazzell, Head of Research and Development and Chief Medical Officer	14,697	1,440	13,730	1,620
All current executive officers as a group	104,034	9,990	101,792	9,246
All current directors who are not executive officers as a group	12,291	—	3,460	—
Each nominee for election as a director:
C. Daniel Myers	1,640	—	—	—
Howard B. Rosen	1,738	—	800	—
Each associate of our directors, executive officers or nominees	—	—	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—	—	—
All employees, including all current officers who are not executive officers, as a group	120,502	—	65,304	4,402

(1)	Represents options that vest solely based on the passage of time and continued service to the Company.
(2)	Assumes achievement of target performance under such awards. 14,850 shares of common stock would be earned assuming achievement at maximum performance under such awards.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the A&R 2017 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-qualified Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-qualified Stock Options. A participant will not have income upon the grant of a non-qualified stock option. A participant will have compensation income upon the exercise of a non-qualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unity (an “RSU”). A participant is not permitted to make a Section 83(b) election with respect to an RSU award. When the RSU vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the A&R 2017 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN.

Proposal 5: Approval of an Amendment to our Restated Certificate of Incorporation to Change our Name from “Kala Pharmaceuticals, Inc.” to “Kala Bio, Inc.”

General Information

On May 5, 2023, our board of directors approved an amendment to our Restated Certificate of Incorporation, or the Amendment, to change our corporate name from “Kala Pharmaceuticals, Inc.” to “Kala Bio, Inc.”, or the Name Change, and declared it advisable and in our best interests that the Amendment for the Name Change be submitted to our stockholders for approval. Subject to stockholder approval, Article FIRST of our Restated Certificate of Incorporation will be amended as shown on Appendix B to this proxy statement. Our board of directors believes the Amendment is advisable and in the best interests of our company and stockholders, and recommends that our stockholders approve the Amendment and the resulting Name Change.

Reason for the Name Change

We believe changing our name to “Kala Bio, Inc.” will more accurately reflect our current and future business activities. We have successfully executed on our corporate strategy to divest our commercial assets and focus on the advancement of our innovative pipeline of development programs. Within the past year, we have transitioned from a pharmaceutical organization with over 200 employees and a commercialization focus to a smaller biotechnology company with approximately 36 employees that is focused on the research and development of innovative therapies for rare and severe diseases of the eye. We believe changing our name to “Kala Bio, Inc.” will better align our corporate name with our focus on the development of innovative biologics and increase awareness of our business strategy.

Effects of the Amendment

If our stockholders approve the proposed Amendment, subject to the discretion of our board of directors, we intend to file the Amendment with the Secretary of State of the State of Delaware as soon as practicable after the 2023 annual meeting of stockholders. The Amendment will become effective upon the filing with the Secretary of the State of the State of Delaware.

The Name Change is not expected to have any effects on the rights of our existing stockholders. The proposed Amendment and resulting Name Change will not affect our Nasdaq listing or trading symbol, which will continue to be “KALA.” Any new stock certificates that are issued after the Amendment becomes effective will bear the name, “Kala Bio, Inc.”

Stockholder approval of the Amendment is not required by our Restated Certificate of Incorporation, Amended and Restated By-laws or Delaware law. However, our board of directors is submitting the Amendment to our stockholders for approval as a matter of good corporate governance. If the Amendment is not approved by our stockholders, our board of directors, in its discretion, may take action to effect the Name Change in our Restated Certificate of Incorporation and throughout our other corporate documents if the board of directors determines that such a Name Change would be in the best interests of our company and our stockholders.

Notwithstanding approval of the Amendment by our stockholders, our board of directors reserves the right to, without further vote by our stockholders, abandon the Name Change at any time and not file the Amendment if our board of directors determines that such action would be in the best interest of our company and our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME FROM “KALA PHARMACEUTICALS, INC.” TO “KALA BIO, INC.”

STOCK OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of May 1, 2023 by:

●	each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;
●	each of our current directors;
●	our principal executive officer and two other most highly compensated executive officers who served during the year ended December 31, 2022, named in the Summary Compensation table above, whom, collectively, we refer to as our named executive officers; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Percentage of beneficial ownership is based on 2,309,287 shares of our common stock outstanding as of May 1, 2023. In addition, shares of common stock subject to options or other rights currently exercisable, or exercisable within 60 days of May 1, 2023, are deemed outstanding and beneficially owned for the purpose of computing the percentage beneficially owned by (i) the individual holding such options, warrants or other rights (but not any other individual) and (ii) the directors and executive officers as a group. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Kala Pharmaceuticals, Inc., 1167 Massachusetts Avenue, Arlington, Massachusetts 02476.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock
5% Stockholders:
Entities affiliated with Baker Bros. Advisors LP(1)	247,713	9.99%
Entities affiliated with Lagunita(2)	169,730	7.35%

Directors and Named Executive Officers:
Mark Iwicki(3)	61,233	2.59%
Todd Bazemore(4)	18,131	*
Kim Brazzell, Ph.D.(5)	18,877	*
Mark S. Blumenkranz, M.D.(6)	176,140	7.62%
Marjan Farid, M.D.	—	—
Andrew I. Koven(7)	2,197	*
C. Daniel Myers(8)	1,266	*
Robert Paull(9)	1,786	*
Gregory D. Perry(10)	1,738	*
Howard B. Rosen(11)	2,764	*
All current executive officers and directors as a group (13 persons)(12)	325,928	13.4%

*	Less than one percent

(1)	Based, in part, on a Schedule 13G filed with the SEC on February 14, 2023. Includes 170,900 shares of common stock issuable upon conversion of Series E Preferred Stock directly held by the Funds (as defined below). The Funds hold 53,144 shares of Series E Preferred Stock, each of which is convertible into 100 shares of common stock (subject to adjustment as provided in the Company’s Certificate of Designations) at any time at the option of the holder, provided that the holder will be prohibited, subject to certain exceptions, from converting its Series E Preferred Stock for shares of common stock to the extent that immediately prior to or following such conversion, the holder, together with its affiliates and other attribution parties, would own in excess of 9.99% of the total number of shares of common stock then issued and outstanding after giving effect to such conversion, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 19.99% upon 61 days’ notice to us (collectively, the “Beneficial Ownership Limitation”). Percentage of common stock held is based on 2,480,187 shares of common stock outstanding as of May 1, 2023 inclusive of 170,900 shares of common stock issuable upon the conversion of the Series E Preferred Stock that are subject to the Beneficial Ownership Limitation. The Schedule 13G was filed jointly by Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Felix J. Baker and Julian C. Baker. Consists of shares of common stock held by Baker Brothers Life Sciences, L.P. (“Life Sciences”) and 667, L.P. (“667”, and together with Life Sciences, the “Funds”) which may be deemed to be indirectly beneficially owned by the reporting persons, as well as shares of common stock that may be acquired upon conversion of Series E Preferred Stock. The address for each of the reporting persons is 860 Washington Street, 3rd Floor, New York, NY 10014.
(2)	Based, in part, on a Schedule 13D filed with the SEC on November 26, 2021. Consists of (i) 168,454 shares of common stock held by Lagunita Biosciences, LLC (“Lagunita Biosciences”) as of May 1, 2023 and (ii) 1,276 shares of common stock held by Garland Investments, L.P. (“Garland”) as of May 1, 2023. Lagunita, LLC (“Lagunita”) is the manager of Lagunita Biosciences and Lagunita may be deemed to share voting and dispositive power over the shares held by Lagunita Biosciences. Dr. Blumenkranz, a member of our board, is managing partner of Lagunita and Garland and may be deemed to share voting and dispositive power over the shares held by Lagunita Biosciences and Garland. Dr. Blumenkranz disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address for Lagunita, Lagunita Biosciences, Garland and Dr. Blumenkranz is 1440 O’Brien Drive, Suite D, Menlo Park, CA 94028.
(3)	Consists of (i) 3,759 shares of common stock beneficially owned by Mr. Iwicki and (ii) 57,474 shares of common stock underlying options held by Mr. Iwicki that are exercisable as of May 1, 2023 or will become exercisable within 60 days after such date.
(4)	Consists of (i) 1,852 shares of common stock beneficially owned by Mr. Bazemore and (ii) 16,279 shares of common stock underlying options held by Mr. Bazemore that are exercisable as of May 1, 2023 or will become exercisable within 60 days after such date.
(5)	Consists of (i) 5,552 shares of common stock beneficially owned by Dr. Brazzell and (ii) 13,325 shares of common stock underlying options held by Dr. Brazzell that are exercisable as of May 1, 2023 or will become exercisable within 60 days after such date.
(6)	Consists of (i) the shares described in note 2 above, (ii) 5,167 shares of common stock held by Dr. Blumenkranz as of May 1, 2023 and (iii) 1,243 shares of common stock underlying options held by Dr. Blumenkranz that are exercisable as of May 1, 2023 or will become exercisable within 60 days after such date.
(7)	Consists of shares of common stock underlying options held by Mr. Koven that are exercisable as of May 1, 2023 or will become exercisable within 60 days after such date.
(8)	Consists of shares of common stock underlying options held by Mr. Myers that are exercisable as of May 1, 2023 or will become exercisable within 60 days after such date.
(9)	Consists of (i) 48 shares of common stock owned by Mr. Paull and (ii) 1,738 shares of common stock underlying options held by Mr. Paull that are exercisable as of May 1, 2023 or will become exercisable within 60 days after such date.

(10)	Consists of shares of common stock underlying options held by Mr. Perry that are exercisable as of May 1, 2023 or will become exercisable within 60 days after such date.
(11)	Consists of (i) 97 shares of common stock owned by Mr. Rosen, (ii) 165 shares of common stock owned by the Rosen/Doherty Revocable Trust Dated June 11, 2001, of which Mr. Rosen is a co-trustee, and (iii) 2,502 shares of common stock underlying options held by Mr. Rosen that are exercisable as of May 1, 2023 or will become exercisable within 60 days after such date.
(12)	Includes 122,650 shares of common stock underlying options that are exercisable as of May 1, 2023 or will become exercisable within 60 days after such date.

OTHER MATTERS

As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the annual meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of our company and our stockholders.

Stockholder Proposals for our 2024 Annual Meeting of Stockholders

Stockholder Proposals Included in Proxy Statement

In order to be considered for inclusion in our proxy statement and proxy card relating to our 2024 annual meeting of stockholders, stockholder proposals must be received by us no later than January 12, 2024, which is 120 days prior to the first anniversary of the mailing date of this proxy, unless the date of the 2024 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2023 annual meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

In addition, our by-laws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. The required notice must be in writing and received by our Corporate Secretary at our principal executive office and must otherwise meet the requirements set forth in our by-laws (including providing the information required by Rule 14a-19 under the Exchange Act if the stockholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the company’s nominees). In general, we must receive notice of other proposals of stockholders (including director nominations) intended to be presented at the 2024 annual meeting of stockholders but not included in the proxy statement by March 24, 2024, but not before February 23, 2024, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business on the 120th calendar day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which notice of the date of such annual meeting was given or public announcement of the date of such annual meeting was first made, whichever occurs first. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2024 annual meeting of stockholders. Stockholders are advised to review our by-laws which also specify requirements as to the form and content of a stockholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to Kala Pharmaceuticals, Inc., Attention: Nominating and Corporate Governance Committee, 1167 Massachusetts Avenue, Arlington, Massachusetts 02476.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be “householding” our proxy statement and annual report to stockholders. This means that only one copy of the proxy statement and our 2022 annual report to stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the proxy statement and our 2022 annual report to stockholders to you if you write or call us at Kala Pharmaceuticals, Inc., 1167 Massachusetts Avenue, Arlington, Massachusetts 02476, Attention: Chief Financial Officer, telephone: (781) 996-5252. If you would like to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

APPENDIX A

Kala Pharmaceuticals, Inc.

AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

1.	Purpose

The purpose of this Amended and Restated 2017 Equity Incentive Plan (the “Plan”) of Kala Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).

3.	Administration and Delegation
(a)Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.
(b)Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
(c)Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

4.	Stock Available for Awards
(a)Number of Shares; Share Counting.
(1)Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to such number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:
(A)1,569,136 shares of Common Stock; plus
(B)such additional number of shares of Common Stock (up to 70,675 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2009 Employee, Director and Consultant Equity Incentive Plan, as amended (the “Existing Plan”) that remained available for grant under the Existing Plan immediately prior to the effectiveness of the registration statement for the Company’s initial public offering and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code); plus
(C)an annual increase to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2024 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2033, equal to the lower of (i) 4% of the sum of (I) the number of outstanding shares of Common Stock on such date and (II) the number of shares of Common Stock issuable upon conversion of any outstanding shares of convertible preferred stock of the Company (without giving effect to any restrictions or limitations on conversion) on such date and (ii) an amount determined by the Board.

Subject to adjustment under Section 9, Awards with respect to no more than 7,738,761 shares of Common Stock may be granted in the form of Incentive Stock Options (as defined in Section 5(b)) during the term of the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2)Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan:
(A)all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;
(B)if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR; and
(C)shares of Common Stock delivered (by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall be added back to the number of shares available for the future grant of Awards.
(b)Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.
(c)Limit on Awards to Non-Employee Directors. The maximum aggregate amount of cash and value of Awards (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director for services as a director shall not exceed $750,000 in the case of an incumbent director; provided, however, that such maximum aggregate amount shall not exceed $1 million in any calendar year for any individual non-employee director for services as a director in such non-employee director’s initial year of election or appointment; and provided, further, however, that fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance, amounts paid and the value of equity awards granted pursuant to a bona fide consulting agreement for services other than as a director and any amounts paid to a non-employee director as reimbursement of an expense shall not count against the foregoing limit. The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.
5.	Stock Options
(a)General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.
(b)Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Kala Pharmaceuticals, Inc., any of Kala Pharmaceuticals, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Non-Qualified Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Non-Qualified Option.
(c)Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:
(1)if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or
(2)if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the date of grant as reported by an over-the-counter marketplace designated by the Board; or

(3)if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the Participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

(d)Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
(e)Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
(f)Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1)in cash or by check, payable to the order of the Company;
(2)except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(3)to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(4)to the extent provided for in the applicable Non-Qualified Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;
(5)to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board by payment of such other lawful consideration as the Board may determine; or
(6)by any combination of the above permitted forms of payment.

(g)Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in the manner approved by) the Board) or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).
6.	Stock Appreciation Rights
(a)General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in the manner approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.
(b)Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.
(c)Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.
(d)Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.
(e)Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of NASDAQ.
7.	Restricted Stock; Restricted Stock Units
(a)General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests or is settled (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b)Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
(c)	Additional Provisions Relating to Restricted Stock.
(1)Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.
(2)Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.
(d)Additional Provisions Relating to Restricted Stock Units.
(1)Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company such number of shares of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares of Common Stock as are set forth in the applicable Restricted Stock Unit agreement. The Board may provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.
(2)Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.
(3)Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.
8.	Other Stock-Based Awards
(a)General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.
(b)Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events
(a)Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan and the number of Awards that may be granted as Incentive Stock Options, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b)Reorganization Events.
(1)Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
(2)Consequences of a Reorganization Event on Awards Other than Restricted Stock.
(A)In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/or unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
(B)Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation

Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.
(C)For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
(3)Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.
10.	General Provisions Applicable to Awards
(a)Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A of the Code, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.
(b)Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c)Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
(d)Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
(e)Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Committee, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(f)Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings and Section 11(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-Qualified Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.
(g)Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.
11.	Miscellaneous
(a)No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b)No Rights As Stockholder; Clawback Policy. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, a Participant agrees to be bound by any clawback policy the Company has in effect or may adopt in the future.
(c)Effective Date and Term of Plan. The Plan shall become effective on the date on which stockholders approve the Amended and Restated 2017 Equity Incentive Plan (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.
(d)Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.
(e)Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(f)Compliance with Section 409A of the Code. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.
(g)Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.
(h)Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

APPENDIX B

CERTIFICATE OF AMENDMENT TO

RESTATED CERTIFICATE OF INCORPORATION

OF

KALA PHARMACEUTICALS, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Kala Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

FIRST: The Board of Directors of the Corporation duly adopted resolutions, pursuant to Section 242 of the General Corporation Law, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation, as amended, (the “Certificate of Incorporation”) and declaring said amendment to be advisable and in the best interests of the Corporation. The stockholders of the Corporation duly approved and adopted said proposed amendment at an annual meeting of stockholders in accordance with Section 242 of the General Corporation Law. The resolution setting forth the amendment is as follows:

RESOLVED: The Certificate of Incorporation is hereby amended by deleting in its entirety Article FIRST thereof and inserting in lieu thereof the following replacement Article FIRST:

“FIRST: The name of the Corporation is Kala Bio, Inc.”

SECOND: This Certificate of Amendment shall be effective at 4:00 p.m., Eastern Time, on [•] [•], 20[•].

[Remainder of page intentionally blank]

B-1

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this [●][th] day of [●], 20[●].

KALA PHARMACEUTICALS, INC.

By:
Name: Mark Iwicki
Title: Chief Executive Officer

B-2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V18091-P95290 01) C. Daniel Myers 02) Howard B. Rosen 1. Election of two Class III Directors Nominees: NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. 2. Approval of an advisory vote on executive compensation. 3. Holding an advisory vote on the frequency of future executive compensation advisory votes. 4. Approval of the Amended and Restated 2017 Equity Incentive Plan. 5. Approval of an amendment to the Restated Certificate of Incorporation to change the company's name from “Kala Pharmaceuticals, Inc.” to “Kala Bio, Inc.”. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! For All Withhold All For All Except For Against Abstain For Against Abstain For Against Abstain ! ! ! KALA PHARMACEUTICALS, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following Class III director nominees to serve until the 2026 Annual Meeting of Stockholders: The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR a frequency of every 1 YEAR on the following proposal: The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposal: KALA PHARMACEUTICALS, INC. 1167 MASSACHUSETTS AVE ARLINGTON, MA 02476 ! ! ! ! ! ! ! 1 Year 2 Years 3 Years Abstain ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/KALA2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend the meeting. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. V18092-P95290 KALA PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 22, 2023 11:00 AM ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Mark Iwicki, Eric L. Trachtenberg and Mary Reumuth or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of KALA PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, ET on June 22, 2023 via the Internet at www.virtualshareholdermeeting.com/KALA2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations set forth on the reverse side of this ballot. In their discretion, the proxies are authorized to vote upon such other matters as may be properly brought before the meeting or any adjournment thereof. Continued and to be signed on reverse side